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HCI GROUP, INC.
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Notice of 2025 Annual Meeting and Proxy Statement

April 29, 2025

Dear Fellow Shareholders:

Please join us for the HCI Group, Inc. Annual Meeting of Shareholders on Tuesday, June 10, 2025, at 3:00 p.m. (Eastern time). Doors open at 2:30 p.m. We will host our meeting at HCI’s headquarters located east of downtown Tampa, at 3802 Coconut Palm Drive, Tampa, Florida 33619.

In 2024, HCI continued to execute on several key initiatives and the Company remains on a path to reaching our long-term objectives, including profitable growth and prudent management of our balance sheet. Chief among our initiatives in 2024 was an operational reorganization completed in early 2025 to segregate our software development and data analytics strengths into our company TypTap Insurance Group, Inc., now renamed Exzeo Group, Inc. In this year’s proxy statement, we discuss our financial highlights and frameworks for governance and compensation. We continue to actively seek feedback through our shareholder engagement efforts. The Compensation Committee believes that our compensation plan continues to align with the financial performance of the Company. We look forward to continuing an active dialog with our shareholders through our ongoing outreach efforts.

Our proposals this year include:

•	To elect Class B Directors,

•	To ratify the appointment of external auditors,

•	To approve, on an advisory basis, the compensation of the named executive officers, and

•	To approve, on an advisory basis, of the frequency of votes on executive compensation.

We value input from each of our shareholders and encourage you to vote your proxy. Please read the accompanying Proxy Statement and follow the voting instructions it contains so your votes will be counted.

On behalf of the Board of Directors of HCI Group, I thank you for your investment in HCI.

Sincerely,

Paresh Patel

Chairman of the Board

Chief Executive Officer

3802 Coconut Palm Drive

Tampa, Florida 33619

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Tuesday, June 10, 2025

3 p.m. Eastern time

HCI Corporate Headquarters

3802 Coconut Palm Drive

Tampa, Florida 33619

The Annual Meeting of Shareholders of HCI Group, Inc. will be held at 3 p.m. Eastern time on Tuesday, June 10, 2025 at HCI Corporate Headquarters, 1st Floor Auditorium, located at 3802 Coconut Palm Drive, Tampa, Florida 33619. Shareholders will be admitted beginning at 2:30 p.m. The principal purposes of the Annual Meeting will be to cover the following items of business:

1.	To elect Class B directors

2.	To ratify the appointment of Forvis Mazars, LLP as our independent registered public accounting firm for the year ending December 31, 2025

3.	To approve, on an advisory basis, the compensation of our named executive officers

4.	To approve, on an advisory basis, the frequency of votes on executive compensation

5.	To transact such other business that may properly come before the meeting or any adjournments or postponements thereof

You may vote if you were a shareholder of record as of April 14, 2025.

Our 2024 Annual Report to Shareholders accompanies this Proxy Statement.

It is important that your shares be represented at the Annual Meeting and voted in accordance with your instructions. Please indicate your instructions by promptly signing and dating the enclosed proxy card and mailing it in the enclosed postage-paid, pre-addressed envelope, or by following the instructions on the proxy card for telephone or internet voting.

By Order of the Board of Directors,

Andrew L. Graham

Secretary and General Counsel

PROXY STATEMENT SUMMARY

This summary highlights information that can be found elsewhere in this Proxy Statement. It does not contain all the information that you should consider. You should read the entire Proxy Statement before voting.

Information About the Annual Meeting

Annual Meeting of Shareholders

Time/Date	3 p.m. Eastern time on Tuesday, June 10, 2025

Place	HCI Corporate Headquarters, 3802 Coconut Palm Drive, Tampa, Florida 33619

Record Date	April 14, 2025

Mailing Date	We began mailing this Proxy Statement on or about April 30, 2025

Items of Business

Item	The Board’s Recommendation	Page

1) To elect Class B directors	Vote FOR All	8

2) To ratify the appointment of Forvis Mazars, LLP as our independent registered public accounting firm for the year ending December 31, 2025	Vote FOR	24

3) To approve, on an advisory basis, the compensation of our named executive officers	Vote FOR	26

4) To approve, on an advisory basis, the frequency of votes on executive compensation	Vote FOR Every Year	48

We do not anticipate that any other business matters will be brought before the meeting for a vote. However, if any other matters are presented, it is the intention of the persons named in the proxy card accompanying this proxy statement to vote the proxy as recommended by the Board of Directors or, if no recommendation is given, in their own discretion using their best judgment.

How to Vote

By Internet	By Phone	By Mail	In Person

www.proxyvote.com	Call the phone number listed on your proxy card	Follow the instructions on your proxy card	Vote by ballot at our Annual Meeting

Call the phone number listed on your proxy card or HCI’s proxy advisor, Alliance Advisors LLC, at 844-202-6069 (toll free in the United States).

HCI Group, Inc. 2025 Proxy Statement	1

PROXY STATEMENT SUMMARY

Annual Meeting Rules of Conduct

To ensure fair, orderly and constructive meetings, the Board of Directors has adopted rules of conduct for shareholder meetings, including that only shareholders of record as of the record date or their duly authorized representatives are entitled to vote or address the meeting; no one may address the meeting unless called upon by the presiding officer of the meeting; and the use of cameras, audio or video recording equipment, communications devices or similar equipment is prohibited. Individuals who violate these rules may be removed. (See “About the Annual Meeting: Are there rules of Conduct?”)

Important Notice Regarding Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be Held on June 10, 2025

This Proxy Statement and the 2024 Annual Report to Shareholders are available at

http://www.hcigroup.com/2025proxymaterials/

Upon your written request, we will provide you with a copy of our 2024 Annual Report on Form 10-K, including exhibits, free of charge. Send your request to HCI Group, Inc., c/o Bill Broomall, Vice President – Investor Relations, 3802 Coconut Palm Drive, Tampa, Florida 33619.

2	HCI Group, Inc. 2025 Proxy Statement

PROXY STATEMENT SUMMARY

FINANCIAL HIGHLIGHTS

In 2024, we reported record net income of $127.6 million and a 26% increase in book value per share despite the effects of three hurricanes. This outstanding result was due to our resilient business model which utilizes our proven technology to focus on prudent growth, leading to superior underwriting results. The success of our technology and data analytics led to an internal reorganization wherein our underwriting technology, data analytics and insurance management operations were organized into a combined operational unit under our subsidiary Exzeo Group, Inc. Exzeo continues to actively evaluate new strategic opportunities in the future. This is in addition to our continued initiative to position the Company for further profitable growth.

Over the past decade, HCI has delivered solid results for our shareholders. Our return on equity (ROE) has averaged 13.9% over this period, and we have reported strong levels of earnings before interest and taxes (EBIT), despite several hurricanes and storms that had a material impact on our core homeowners insurance business. The Company has been profitable in 64 of the last 69 quarters and has paid dividends in 58 consecutive quarters.

Profitable in 64 of the last 69 quarters	36% increase in revenue, year over year	$127.6 million net income in 2024, or $8.89 earnings per diluted common share

$438 million returned to shareholders since inception	58 consecutive quarters of dividends	$16.6 million of dividends paid in 2024

26% increase in book value per share, to $42.10 at December 31, 2024 from $33.36 at December 31, 2023

HCI Group, Inc. 2025 Proxy Statement	3

PROXY STATEMENT SUMMARY

4	HCI Group, Inc. 2025 Proxy Statement

SHAREHOLDER ENGAGEMENT

Each year we engage in robust and continuous dialog with our shareholders regarding various issues, including corporate governance, compensation and environmental and social matters. Over the past year, we reached out to shareholders representing approximately 65% of our outstanding common shares. Board members and/or our Investor Relations staff spoke with shareholders representing over 35% of the Company’s outstanding common stock. During these conversations, we discussed our Board composition, operational execution, corporate governance policies and executive compensation practices, as well as our policies on corporate social and environmental responsibility.

65% of outstanding shares contacted through outreach	35% of outstanding shares participated in direct dialog with HCI

HCI Group, Inc. 2025 Proxy Statement	5

SHAREHOLDER ENGAGEMENT

Focus	Topics Discussed	What We Heard	What We Did
Executive Compensation	Compensation Philosophy	Shareholders support a framework that aligns both long- and short- term compensation with the performance of the Company.	The Compensation Committee reaffirmed its commitment to maintaining a strong relationship between pay and performance and continues to evaluate structures that support this philosophy.
Corporate Governance	Board Structure	Shareholders expressed views on the structure of our Board.	We reaffirmed our view that staggered, three-year terms provide continuity and enable directors to focus as a group on the Company’s long-term performance. All directors may be removed by a vote of the shareholders at any time, without cause.
	Board Composition	Shareholders asked about the composition of our Board and its level of engagement.	HCI maintains a very diverse and active Board. In 2024, 33% of our Board was female and 56% of our Board contributes to gender or ethnic diversity. Also, in 2024 our Board met 13 times with each director attending at least 92% of meetings.
	Management Retention	Shareholders asked about efforts to retain certain key executives	The Company entered into a new five-year employment agreement with our Chairman and CEO in April 2024. The agreement includes a long-term equity incentive with a vesting threshold of $200 per share, and clawback provisions. The Board retained a third-party consultant to provide an independent review of the employment package.
Environmental and Social Matters	Disclosure	Shareholders asked for an update around ESG related policies.	HCI has a dedicated webpage on the corporate website that provides robust disclosure of our ESG initiatives.

6	HCI Group, Inc. 2025 Proxy Statement

GOVERNANCE HIGHLIGHTS

We are committed to maintaining a high standard of corporate governance to support the creation of shareholder value. We have a Lead Independent Director, a Board comprised of a majority of independent directors and a director share ownership requirement. The Board has established a Share Ownership Policy for the chief executive officer and created a Sustainability Committee to assist the Board in its oversight of environmental and social policies.

We believe that a variety of perspectives, opinions and backgrounds among Board members is important to the Board’s ability to perform its duties. Our Board is diverse in terms of gender, ethnicity, culture, education and business backgrounds, and more than half of our Board members contribute to gender or ethnic diversity.

We have a Code of Conduct to ensure that the conduct of our employees, officers and directors remains in compliance with laws, regulations and ethical principles. Employees, officers and directors are prohibited from engaging in derivative trading or hedging of our securities. We do not have a shareholder rights plan (“poison pill”).

Our executive compensation programs are designed to align the interests of our executives with those of our shareholders through a balanced mix of cash and long-term equity-based incentives that is benchmarked against our industry peers. We have a clawback policy that provides for pay reimbursement by an executive officer under appropriate circumstances.

HCI Group, Inc. 2025 Proxy Statement	7

MATTER NO. 1 ELECTION OF DIRECTORS

Two directors are to be elected at the Annual Meeting. In accordance with the Company’s articles of incorporation, the Board of Directors is divided into three classes. All directors within a class have the same three-year term of office. The class terms expire at successive annual meetings so that each year a class of directors is elected. The current terms of director classes expire in 2025 (Class B directors), 2026 (Class C directors) and 2027 (Class A directors). Each of the Class B directors elected at the 2025 Annual Meeting will be elected to serve a three-year term.

Class B director, Lauren Valiente, informed us in April 2025 that she would not seek re-election to the Board of Directors. A search for qualified independent candidates to fill this open Board seat is ongoing. With the recommendation of the Governance and Nominating Committee, the Board of Directors has nominated the following persons to stand for election as Class B directors at the 2025 Annual Meeting of Shareholders, with terms expiring in 2028:

Paresh Patel

Gregory Politis

Each of the nominees for election as a director has consented to serve if elected. If, as a result of circumstances not now known or foreseen, one or more of the nominees should be unavailable or unwilling to serve as a director, proxies may be voted for the election of such other persons as the Board of Directors may select. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

The persons named in the enclosed proxy card intend, unless otherwise directed, to vote such proxy “FOR” the election of Paresh Patel and Gregory Politis as Class B directors of HCI Group, Inc. The nominees receiving the two highest “FOR” vote totals will be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE NOMINEES AS DIRECTORS OF THE COMPANY — ITEM 1 ON YOUR PROXY CARD.

13 Full Board meetings in 2024	56% of the Board contributes to gender or ethnic diversity	6 of 9 directors are independent

8	HCI Group, Inc. 2025 Proxy Statement

MATTER NO. 1 ELECTION OF DIRECTORS

Board of Directors

Director	Independent	Age	Director Since	Primary Occupation

Nominees for Election:

Paresh Patel	No	62	2007	Chairman and Chief Executive Officer, HCI Group, Inc.

Gregory Politis	Yes	73	2007	President, Xenia Management Corporation

Continuing in Office:

Karin Coleman	No	64	2021	Chief Operating Officer, HCI Group Inc.; President, Homeowners Choice Property & Casualty Insurance Company, President, TypTap Insurance Company, each a subsidiary of HCI Group Inc.

Sue Watts	Yes	63	2019	President of Sapience Analytics Corporation

Wayne Burks	Yes	77	2013	Retired; Former Director and Chief Financial Officer, at Romark LC.

Jay Madhu	Yes	58	2007	President and Chief Executive Officer, Oxbridge Re Holdings Ltd.

Anthony Saravanos	No	54	2007	President, Greenleaf Capital, a subsidiary of HCI Group, Inc.

Peter Politis	Yes	46	2021	Real Estate lawyer and principal at Xenia Management Corporation

Will not seek Re-election:

Lauren Valiente	Yes	46	2021	Lawyer; Partner, Foley & Lardner LLP

Board Committee Memberships

Director	Audit	Compensation	Governance & Nominating	Sustainability

Wayne Burks	Chair

Karin Coleman				Member

Jay Madhu

Paresh Patel

Gregory Politis			Member

Peter Politis	Member		Chair

Anthony Saravanos				Chair

Lauren Valiente		Member		Member

Sue Watts	Member	Chair

Director Tenure

Average tenure 11.3 years	Average age 60.7 years

HCI Group, Inc. 2025 Proxy Statement	9

MATTER NO. 1 ELECTION OF DIRECTORS

Board Selection Process

In accordance with the Company’s articles of incorporation, the Board of Directors is divided into three classes. Each class consists of two, three or four directors. All directors within a class have the same three-year terms of office. The class terms expire at successive annual shareholders’ meetings so that each year one class of directors is elected at the Annual Meeting. The Board does not believe arbitrary term limits on a director’s service are appropriate, nor does it believe that directors should expect to be re-nominated upon expiration of a three-year term. Each year the Board of Directors proposes a slate of nominees for election at the Annual Meeting. Directors may be removed by shareholders at any time with or without cause.

The Governance and Nominating Committee is tasked with identifying and selecting individuals believed to be qualified as candidates to serve on the Board and recommending to the Board candidates to stand for election as directors at the Annual Meeting or, if applicable, at a special meeting of the shareholders. The Governance and Nominating Committee identifies director candidates in numerous ways. Generally, the candidates are known to and recommended by members of the Board of Directors or management. The Governance and Nominating Committee also considers director candidates recommended by shareholders. Shareholders may submit recommendations for Board nominees directly to the Board or at the Annual Meeting of Shareholders. See page 56 for information on submitting director nominations to the Board. A shareholder wishing to nominate an individual for election to the Board of Directors at the Annual Meeting rather than recommend a candidate to the Governance and Nominating Committee must comply with the advance notice requirements set forth in the Company’s bylaws, a copy of which can be found on the Company’s website, www.hcigroup.com, by selecting the “Investors” tab followed by “Governance.” Shareholders wishing to nominate an individual for election to the Board of Directors must also comply with the notice requirements of Securities and Exchange Commission Rule 14a-19(b), including a statement that the shareholder intends to solicit at least 67% of the outstanding voting shares.

Qualifications of Board Members

In selecting individuals for Board membership, the Board of Directors considers a variety of attributes, criteria and factors, including experience, skills, expertise, diversity, personal and professional integrity, character, temperament, business judgment, time availability, dedication and conflicts of interest. At a minimum, director candidates must be at least 18 years of age, have sufficient time to devote to their Board duties and have such business, financial, technological or legal experience or education to enable them to make informed decisions on behalf of the Company. A majority of the Board members must be independent, as determined by the Board of Directors, in accordance with the listing standards of the New York Stock Exchange. In general, the Board affirmatively determines whether a director has any direct or indirect material relationship with the Company. All members of the Audit Committee, Compensation Committee, and Governance and Nominating Committee must be independent, with members of the Audit Committee and the Compensation Committee meeting higher levels of independence as required by the rules of the Securities and Exchange Commission. Members of the Audit Committee must be financially literate as determined by the Board and at least one member must be an Audit Committee Financial Expert as described in the rules of the U.S. Securities and Exchange Commission.

10	HCI Group, Inc. 2025 Proxy Statement

MATTER NO. 1 ELECTION OF DIRECTORS

Diversity, Skills and Experience of Directors

Experience & Expertise	Operations Management Experience	Gender/ Ethnic Diversity	CEO Leadership	Industry Background*	Public Company Board Service	Financial Experience

Paresh Patel	✓	✓	✓	✓	✓	✓

Anthony Saravanos	✓		✓	✓	✓	✓

Karin Coleman	✓	✓	✓	✓

Wayne Burks	✓			✓		✓

Jay Madhu	✓	✓	✓	✓	✓	✓

Gregory Politis	✓		✓	✓		✓

Sue Watts	✓	✓	✓	✓		✓

Lauren Valiente		✓		✓		✓

Peter Politis	✓			✓		✓

*Includes experience in the areas of insurance, technology and real estate.

Diversity and Board Tenure

We believe that a variety of perspectives, opinions and backgrounds among Board members is important to the Board’s ability to perform its duties. Our Board is diverse in terms of gender, ethnicity, culture, education and business backgrounds.

Board tenure diversity is also important, as we seek to achieve an appropriate balance of years of service among Board members. Our senior directors have deep knowledge of our Company and business operations, while new directors provide fresh perspectives. Our current Board of Directors has an average tenure of 11.3 years.

Arrangements as to Selection and Nomination of Directors

We are not aware of any arrangements as to the selection and nomination of directors.

Independent Directors

Based upon recommendations of our Governance and Nominating Committee, the Board of Directors has determined that current directors Gregory Politis, Wayne Burks, Jay Madhu, Sue Watts, Lauren Valiente, and Peter Politis are “independent directors” meeting the independence tests set forth in Section 303A.02 of the New York Stock Exchange Listing Manual, including having no material relationship with the Company either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. In the case of Gregory Politis and Peter Politis, the Board considered their father-son relationship. Finally, in the case of Lauren Valiente, the Board considered her position as a Partner with Foley & Lardner LLP, which provides legal services to the Company. Ms. Valiente provides no legal services to the Company. She does not participate in fees derived from the Company. The fees Foley & Lardner derives from the Company are a small fraction of the firm’s annual revenues.

HCI Group, Inc. 2025 Proxy Statement	11

MATTER NO. 1 ELECTION OF DIRECTORS

Director Election Results

At our 2024 Annual Meeting of Shareholders, Karin Coleman, Eric Hoffman, and Sue Watts were re-elected to the Board with vote totals detailed below.

	2024
Director Nominee	For	Withheld

Karin Coleman	92.9%	7.1%

Eric Hoffman*	98.0%	2.0%

Sue Watts	95.4%	4.6%

*Mr. Hoffman resigned from the Board of Directors in December 2024.

12	HCI Group, Inc. 2025 Proxy Statement

MATTER NO. 1 ELECTION OF DIRECTORS

Biographies of Directors Standing for Election (Class B)

Paresh Patel

Paresh Patel, age 62, is a founder of the Company and currently serves as its chairman of the Board of Directors and Chief Executive Officer. He has been a director of the Company since its inception and has served as the Chairman of our Board of Directors since May 2007. He has served as Chief Executive Officer since 2011. In addition, Mr. Patel is Chief Executive Officer and Chairman of the Board of Exzeo Group, Inc., formerly known as TypTap Insurance Group, Inc., our majority owned subsidiary formed in 2020 and the parent company of Exzeo USA, Inc., a software development company formed in 2012 and Exzeo Insurance Services, Inc., an insurance services provider and managing general agency. Mr. Patel has broad experience in technology and finance. He developed the Company’s initial policy administration systems and continues to oversee the Company’s insurtech software development. From 2011 to 2015, Mr. Patel served as Chairman of the Board of BayFirst Financial Corp. (formerly First Home Bancorp, Inc.), a bank holding company in St. Petersburg, Florida, and, from 2014 to December 31, 2017, served as Chairman of the Board of Directors of Oxbridge Re Holdings Limited, a Nasdaq listed Cayman Islands reinsurance holding company. He is a founder of NorthStar Bank in Tampa, Florida and from 2006 to 2010 served on the board of directors of its parent company, NorthStar Banking Corporation. Mr. Patel holds a bachelor and a master degree in electronic engineering from the University of Cambridge in the United Kingdom.

Skills/Qualifications: Mr. Patel brings to the Board of Directors considerable experience in business, insurance, management, systems and technology, and because of those experiences and his education, he possesses knowledge and analytical and technology skills that are important to the operations of the Company, the oversight of its performance and the evaluation of its future growth opportunities. Furthermore, his performance as chief executive officer has indicated an in-depth understanding of the Company’s insurance business. He is a founder of the Company and has a substantial personal investment in the Company.

Chairman of the Board and Chief Executive Officer

HCI Group, Inc. 2025 Proxy Statement	13

MATTER NO. 1 ELECTION OF DIRECTORS

Gregory Politis

Gregory Politis, age 73, is a founder of the Company and has been a director since its inception. He has served also as the Board’s Lead Independent Director since 2017. Mr. Politis has been in the real estate business since 1974 and is President of Xenia Management Corporation, a real estate portfolio management company he established in 1988. Mr. Politis has interests in more than 50 real estate developments in the Miami-Dade County, Orlando and Greater Tampa Bay areas as well as in Montreal, Canada. Xenia Management Corporation is not affiliated with HCI Group, Inc. During his career, Mr. Politis has developed and retained ownership of retail, office and industrial spaces, with a primary focus on buildings housing federal and state government agencies. He is a founding member of the Hellenic American Board of Entrepreneurs and a recipient of the Building Owners and Managers Association (BOMA) Building of the Year Award. Mr. Politis has served as a director of NorthStar Bank and Florida Bank, both in Tampa, Florida. Gregory Politis is the father of Director Peter Politis.

Skills/Qualifications: Mr. Politis brings considerable business, management and real estate experience to the Board of Directors. His business and management experience enhances his oversight of the Company’s business performance, as he has a fundamental understanding of business operations. Moreover, real estate experience has become increasingly important to the Company as it considers and makes significant real estate investments. Additionally, Mr. Politis has a substantial personal investment in the Company.

Independent Committees: - Governance & Nominating

14	HCI Group, Inc. 2025 Proxy Statement

MATTER NO. 1 ELECTION OF DIRECTORS

Biographies of Directors Continuing in Office

Directors whose present terms continue until 2026 (Class C)

Wayne Burks

Wayne Burks, age 77, has been a director of our Company since June 2013. From October 2019 to June 2021, Mr. Burks served as a director and chair of the Audit Committee for Romark LC, which is a vertically integrated multinational biopharmaceutical company, headquartered in Tampa, Florida. From 2016 until his retirement in July 2019, he served as Romark’s vice president and chief financial officer. From April 2012 to June 2016, he served as a director and the chief financial officer for WRB Enterprises, Inc., a Tampa, Florida based holding company with investments in Caribbean electric utilities, renewable energy development, cable television, real estate and financial institutions. From July 2010 to April 2012, he was a principal of Sterling Financial Consulting where he provided financial and operational consulting services for privately held and pre-initial public offering stage companies. From December 2008 to June 2010, Mr. Burks served as chief financial officer of Prepared Holdings, LLC, a Florida-based insurance holding company. Mr. Burks is a certified public accountant (inactive license). He is a former audit partner of Coopers & Lybrand, where he performed auditing services for approximately 23 years. None of the foregoing companies is an affiliate of HCI Group, Inc. Mr. Burks earned a Bachelor of Science degree in accounting and business administration at Troy University in Alabama.

Skills/Qualifications: Mr. Burks brings considerable business, accounting and financial experience to the Board of Directors. We believe his knowledge and experience as the chief financial officer of a homeowners’ insurance company and as an auditor and his ability to analyze financial information enhances the Board’s oversight of the Company’s business operations, its financial disclosure, its external auditors and the effectiveness of our internal controls. Mr. Burks serves as chairman of the Company’s audit committee and has been identified by the Board of directors as an audit committee financial expert.

Independent Committees: - Audit (Chair)

HCI Group, Inc. 2025 Proxy Statement	15

MATTER NO. 1 ELECTION OF DIRECTORS

Jay Madhu

Jay Madhu, age 58, has been a director of our Company since May 2007. Since July 2010, Mr. Madhu has served also as a director of our Company’s wholly owned Bermuda-based reinsurance subsidiary, Claddaugh Casualty Insurance Company Ltd. From 2008 to 2013, Mr. Madhu served as President of our Real Estate Division and, from 2011 to 2013, he served as our Vice President of Marketing and Investor Relations. Since 2013, Mr. Madhu has been President and Chief Executive Officer of Oxbridge Re Holdings Limited (“Oxbridge Re”) (NASDAQ: OXBR), a Nasdaq-listed reinsurance holding company based in the Cayman Islands and, since March 2018, he has served as Oxbridge Re’s Chairman of the Board of Directors. Mr. Madhu also serves as a director of Oxbridge Reinsurance Limited and Oxbridge Re NS, both Cayman-based licensed reinsurance subsidiaries of Oxbridge Re, as well as serving as a director on SurancePlus Inc. a Web 3/RWA subsidiary of Oxbridge Re focusing on the tokenization of reinsurance contracts. Beginning in April 2021 Mr. Madhu served as Chairman of the Board, Chief Executive Officer and President of Oxbridge Acquisition Corp. (NASDAQ:OXAC), a Nasdaq-listed blank check company based in the Cayman Islands until its successful completion of a merger with Jet.AI (NASDAQ: JTAI) in August 2023. From August 2013 to April 2014, Mr. Madhu served on the board of directors of BayFirst Financial Corp. (NASDAQ: BAFN) a bank holding company in Seminole, Florida. From 2012 to 2014, served on the Board of Directors for Wheeler Real Estate Investment Trust, Inc., (NASDAQ: WHLR), a Nasdaq-listed real estate investment trust. During 2013, Mr. Madhu served as a director of First Home Bank in Seminole, Florida. As an owner and manager of commercial properties, Mr. Madhu has been President of 5th Avenue Group LC since 2002 and President of Forrest Terrace LC since 1999. He has also been President of The Mortgage Corporation Network (correspondent lenders) since 1996. Prior to that, Mr. Madhu was Vice President, Mortgage Division at First Trust Mortgage & Finance from 1994 to 1996; Vice President, Residential First Mortgage Division at Continental Management Associates Limited, Inc. from 1993 to 1994; and President at S&S Development, Inc. from 1991 to 1993. None of the foregoing companies is an affiliate of HCI Group, Inc. He attended Northwest Missouri State University where he studied marketing and management.

Skills/Qualifications: Mr. Madhu brings considerable business, capital markets, marketing, real estate and mortgage finance experience to the Board of Directors. Real estate experience has become increasingly important to the Company as it considers and makes significant real estate investments. Additionally, Mr. Madhu has a substantial personal investment in the Company.

Independent Other Public Company Boards: - Oxbridge Re Holdings Ltd.

16	HCI Group, Inc. 2025 Proxy Statement

MATTER NO. 1 ELECTION OF DIRECTORS

Anthony Saravanos

Anthony Saravanos, age 54, has been a director of the Company since May 2007 and president of Greenleaf Capital, LLC, our real estate division, since 2013. Since 2015, Mr. Saravanos has served as Chairman of the Board of BayFirst Financial Corp. (NASDAQ: BAFN) (formerly First Home Bancorp, Inc.), a Nasdaq listed bank holding company headquartered in St. Petersburg, Florida which provides Small Business Administration loans nationwide. Mr. Saravanos has served as a director of First Home Bank since 2011. Since 2001, he has been the managing partner of several commercial property entities with a combined total of 13 properties in Florida and New York. From 2005 to 2013, Mr. Saravanos served as vice president of The Boardwalk Company, a full-service commercial real estate company, located in Palm Harbor, Florida. From 1997 to 2001, he served as district manager, marketing and sales, for DaimlerChrysler Motors Corporation, Malvern, Pennsylvania. Mr. Saravanos graduated from Ursinus College, Collegeville, Pennsylvania, with a double major in Economics and Spanish. He earned a master’s degree in Business Administration with an emphasis in marketing from Villanova University, where he was inducted into the Beta Gama Sigma Honor Society. Mr. Saravanos also attended Quanaouac Institute, Cuernavaca, Mexico, for intensive Spanish studies and a cultural immersion program. A licensed real estate broker, Mr. Saravanos is a Certified Commercial Investment Member as well as a Certified Development Design and Construction Professional. He was named #1 Top Producer for 2010 by the Florida Gulfcoast Commercial Association of Realtors in the General Brokerage Category. From 2013 to 2020, Mr. Saravanos served as Vice President of Greek Children’s Fund of Florida. From 2018 to 2020, Mr. Saravanos served as a Trustee on the Johns Hopkins Hospital All Children’s Foundation board of directors.

Skills/Qualifications: Mr. Saravanos brings considerable business, management, finance, marketing and real estate experience and business education to the Board of Directors. Real estate experience has become increasingly important to the Company as it makes and considers significant real estate investments. As a district manager for DaimlerChrysler Motors Corporation, he was required to read, understand and analyze financial information. His ability to analyze financial information is considered of importance in enhancing oversight of the Company’s performance, monitoring its financial disclosure, and evaluating growth opportunities. Important also, Mr. Saravanos has a substantial personal investment in the Company and he played a large role in bringing initial investors to the Company.

Director; President of Real Estate Division Committees: - Sustainability Other Public Company Boards: - BayFirst Financial Corp.

HCI Group, Inc. 2025 Proxy Statement	17

MATTER NO. 1 ELECTION OF DIRECTORS

Peter Politis

Peter Politis, age 46, joined our Board of directors on June 21, 2021. Mr. Politis is a lawyer. He is the founder of and since 2007 has practiced law under Politis P.A., a boutique law firm located in Clearwater, Florida that focuses on real property acquisitions and financing, construction law, commercial leasing and choice of entity. He is also principal of Xenia Management Company, a real estate development, management and services company located in Clearwater, Florida that owns or manages over 45 properties in the United States, Canada and Greece. Since 2000, he has served in various capacities at Xenia, including as Vice president and General Counsel. Mr. Politis earned a Bachelor of Science degree with a major in Finance and a minor in Economics at the University of Florida in 2001. In addition, he earned a Master of Arts in International Business there in 2002. He earned a Juris Doctor at the University of Miami School of Law in 2004. Peter Politis is the son of Director Gregory Politis.

Skills/Qualifications: Mr. Politis brings considerable business, management, legal, and real estate knowledge, education and experience to the Board of Directors. His business and management experience enhances the Board’s oversight of the Company’s business performance, as he has a fundamental understanding of business operations. Moreover, experience in handling legal, financing and business aspects of real estate transactions has become increasingly important to the Company as it considers and makes significant real estate investments

Independent Committees: - Governance & Nominating (Chair) - Audit

18	HCI Group, Inc. 2025 Proxy Statement

MATTER NO. 1 ELECTION OF DIRECTORS

Directors whose present terms continue until 2027 (Class A)

Karin Coleman

Karin Coleman, age 64, has served as a director and the Chief Operating Officer of the Company since February 2021 and since 2019 as President of our insurance subsidiary, Homeowners Choice Property & Casualty Insurance Company, and since March 2025 as President of our insurance subsidiary, TypTap Insurance Company. Ms. Coleman joined the Company in 2009 as Vice President of Corporate Services, overseeing strategic initiatives, human resources, regulatory and legislative affairs, vendor management and community relations. She gained the title Executive Vice President in December of 2017. Before joining HCI, Ms. Coleman served nine years as Vice President of Strategic Alliances of Take Stock in Children, located in Miami, Florida, the state’s largest public-private partnership providing college access and assistance to at-risk children. Before that, she served in various corporate roles over 13 years at Florida Progress Corporation (NYSE: FPC), a Fortune 500 diversified holding company operating electric, energy, and energy transportation companies, now part of Duke Energy. Ms. Coleman holds a Bachelor of Arts degree in International Studies from the University of South Florida and is a Certified Senior Professional in Human Resources.

Skills/Qualifications: Ms. Coleman brings considerable business, marketing, legislative and human resources experience to the Board of Directors. Her knowledge and management experience enhances her oversight of the Company’s business performance, as she has an essential understanding of business operations.

Chief Operating Officer President of HCPCI President of TypTap Insurance Company Committees: - Sustainability

HCI Group, Inc. 2025 Proxy Statement	19

MATTER NO. 1 ELECTION OF DIRECTORS

Sue Watts

Sue Watts, age 63, joined our Board of directors in April of 2019 after participating in our Board Observer Program. Since December 2021, Ms. Watts has served as President of Sapience Analytics Corporation, an advanced workforce analytics firm headquartered in McKinney, Texas. From 2017 to 2021, she served as an Executive Vice President for Capgemini SE (EPA: CAP), a global technology services and digital transformation consulting firm. From 2014 to 2017, she served as Chief Operating Officer & Corporate Officer of Business Process Outsourcing for Xerox Corporation (NYSE: XRX). From 2010 to 2014, she served as Corporate Vice President of Application Services and as Chief Executive Officer of Americas Outsourcing for Capgemini. From 2009 to 2010, she served as Vice President of Americas Global Service for Orange Business Services, a global information technology and communications services provider. From 1985 to 2009, she served in many roles at Unisys Corporation (NYSE: UIS). Ms. Watts earned her Bachelor of Science in Business from Indiana University and her Master of Business Administration from the University of Notre Dame with a concentration in Finance.

Skills/Qualifications: Ms. Watts brings to our Board of Directors more than three decades of experience in business operations, information technology and leadership. We believe her knowledge and experience enhance the Board’s oversight of our management, our business operations and the development and application of our technology.

Independent Committees: - Compensation (Chair) - Audit

20	HCI Group, Inc. 2025 Proxy Statement

MATTER NO. 1 ELECTION OF DIRECTORS

Director Compensation

Directors who are employees of the Company do not receive any additional compensation for their service as directors. Our director compensation plan aligns with shareholder interests and market practice. During 2024, each non-employee director received a cash payment of $25,000 per quarter and an annual stock award of 750 shares.

The following table sets forth information with respect to compensation earned by each of our directors (other than employee directors) during the year ended December 31, 2024.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- qualified Deferred Compensation Earnings	All Other Compensation(3)	Total
Wayne Burks	$100,000	$72,285	—	—	—	$1,000	$173,285
Eric Hoffman(4)	—	—	—	—	—	—	—
Jay Madhu	$100,000	$72,285	—	—	—	$1,000	$173,285
Gregory Politis	$100,000	$72,285	—	—	—	$1,000	$173,285
Peter Politis	$100,000	$72,285	—	—	—	$1,000	$173,285
Lauren Valiente	$100,000	$72,285	—	—	—	$1,000	$173,285
Sue Watts	$100,000	$72,285	—	—	—	$1,000	$173,285
(1)

Each director received a cash payment of $25,000 for service during each quarter or portion thereof that he or she served as a director, which includes attendance at Board and committee meetings held during 2024.

(2)

In accordance with SEC reporting requirements, the amounts reported in this column represent the grant-date fair value of the entire award and were calculated utilizing the fair value recognition provisions of Accounting Standards Codification Topic 718 – “Compensation – Stock Compensation,” which requires the measurement and recognition of compensation for all stock-based awards made to employees and directors, including stock options and restricted stock issuances, based on estimated fair values. The assumptions used in calculating this amount are discussed in Note 23 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission on February 28, 2025. The stock awards in this column are restricted stock grants which include only service conditions. The amounts reported in this column are based on the market value of the Company’s stock on the grant date. On June 12, 2024, each of the non-employee directors received a restricted stock grant of 750 shares. The restricted shares will vest on May 22, 2025.

(3)	All Other Compensation represents dividends paid on unvested restricted shares.
(4)	Eric Hoffman served as a director from February 26, 2021 to December 27, 2024 and during his tenure waived any compensation from HCI Group.

HCI Group, Inc. 2025 Proxy Statement	21

MATTER NO. 1 ELECTION OF DIRECTORS

The aggregate number of stock awards outstanding for each non-employee director as of December 31, 2024 was as follows:

Name	Number of Options	Number of Restricted Shares

Wayne Burks	—	750(1)

Jay Madhu	—	750(1)

Gregory Politis	—	750(1)

Peter Politis	—	750(1)

Lauren Valiente	—	750(1)

Sue Watts	—	750(1)
(1)	On June 12, 2024, each of the non-employee directors received a restricted stock grant of 750 shares. The restricted shares will vest on May 22, 2025.

Principal Shareholders

The following table sets forth information regarding the beneficial ownership of our common stock as of April 14, 2025 by:

•	Each person who is known by us to beneficially own more than 5% of our outstanding common stock

•	Each of our directors and named executive officers

•	All directors and named executive officers as a group

22	HCI Group, Inc. 2025 Proxy Statement

MATTER NO. 1 ELECTION OF DIRECTORS

The number and percentage of shares beneficially owned are based on 10,764,836 common shares outstanding as of April 14, 2025. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which generally require that the individual have voting or investment power with respect to the shares. In computing the number of shares beneficially owned by an individual listed below and the percentage ownership of that individual, shares underlying options, warrants and convertible securities held by each individual that are exercisable or convertible within 60 days of April 14, 2025, are deemed owned and outstanding, but are not deemed outstanding for computing the percentage ownership of any other individual. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all individuals listed have sole voting and investment power for all shares shown as beneficially owned by them. Unless otherwise indicated in the footnotes, the address for each principal shareholder is HCI Group, Inc., 3802 Coconut Palm Drive, Tampa, Florida 33619.

	Beneficially owned

Name and Address of Beneficial Owner	Number of Shares	Percent

Blackrock, Inc.(1)	1,520,176	14.12%

Hood River Capital Management, LLC(2)	940,000	8.73%

Khrom Capital Management LLC(3)	796,170	7.40%

Vanguard Group, Inc.(4)	597,295	5.55%

Executive Officers and Directors

Wayne Burks(5)	9,882	*

Karin Coleman(6)	58,325	*

Andrew L. Graham(7)	57,230	*

Mark Harmsworth(6)	50,608	*

Jay Madhu(8)	55,541	*

Paresh Patel(9)	1,634,000	14.39%

Gregory Politis(10)	413,132	3.84%

Peter Politis(5)	8,015	*

Anthony Saravanos(11)	139,957	1.30%

Lauren Valiente(5)	2,885	*

Susan Watts(5)	8,030	*

All Executive Officers and Directors as a Group (12 individuals)	2,437,605	21.85%
*	Less than 1.0%.
(1)	This information is based on Schedule 13G/A filed with the Securities and Exchange Commission on February 5, 2025 by Blackrock, Inc., 50 Hudson Yards, New York, New York 10001.
(2)

This information is based on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2025 by Hood River Capital Management, LLC, 2373 PGA Boulevard, Suite 200, Palm Beach Gardens, FL 33410.

(3)	This information is based on Form 13F filed with the Securities and Exchange Commission on February 14, 2025 by Khrom Capital Management LLC, 1691 Michigan Avenue, Suite 240, Miami Beach, FL 33139.
(4)	This information is based on a Form 13F as of December 31, 2024 filed with the Securities and Exchange Commission by Vanguard Group Inc, 100 Vanguard Boulevard, Melverne, PA 19355.
(5)	Includes 9,132 shares held by Wayne Burks & spouse; and 750 restricted shares.
(6)	Includes 34,000 restricted shares.
(7)	Includes 34.000 restricted shares.
(8)

Includes 41,500 shares held by Universal Finance & Investments, LLC, voting and investment power over which is held by Mr. Madhu; 2,803 shares held in Mr. Madhu’s individual retirement account; and 750 restricted shares.

(9)

Includes 727,000 shares held by Paresh & Neha Patel; 37,500 shares held in Mr. Patel’s individual retirement account; 590,000 shares issuable pursuant to options that are currently exercisable; and 210,000 restricted shares.

(10)	Includes 200,000 shares held by Gregory & Rena Politis and 750 restricted shares.
(11)

Includes 30,000 shares held by HC Investment LLC, voting and investment power over which is held by Mr. Saravanos; 1,200 shares held by Anthony & Maria Saravanos as custodian for their son, Kostas Anthony Saravanos; 140 shares held in Mr. Saravanos’s individual retirement account and 34,000 restricted shares.

HCI Group, Inc. 2025 Proxy Statement	23

MATTER NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Audit Committee has appointed Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025. Shareholders will be asked to ratify the Audit Committee’s appointment at the Annual Meeting. Regardless of the outcome of this vote, the Audit Committee will retain the sole authority to appoint the Company’s independent registered public accounting firm. If the appointment is not ratified, then the Audit Committee will reconsider its appointment. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm for the Company.

Representatives from Forvis Mazars, LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions.

The persons named in the enclosed proxy card intend, unless otherwise directed, to vote such proxy “FOR” ratification of the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm. This proposal will be approved if the number of votes for the proposal exceeds the number of votes against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF FORVIS MAZARS, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM — ITEM 2 ON YOUR PROXY CARD.

Auditing Fees

The following table sets forth the aggregate fees for services provided by Forvis Mazars, LLP related to the years ended December 31, 2024 and 2023:

	2024	2023

Audit Fees(1)	$860,000	$640,000

All Other Fees(2)	$49,751	$150,512

Total	$909,751	$790,512
(1)

Audit Fees represent fees billed for professional services rendered for the audit of our annual financial statements, review of our quarterly financial statements included in our quarterly reports on Form 10-Q, and audit services provided in connection with other statutory and regulatory filings.

(2)	All Other Fees represent fees billed for services provided to us not otherwise included in the category above.

24	HCI Group, Inc. 2025 Proxy Statement

MATTER NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pre-Approval Policies

All auditing and non-auditing services are pre-approved by the Audit Committee. The Audit Committee delegates this authority to the Chair of the Audit Committee for situations when pre-approval by the full Audit Committee is not convenient. Any decisions made by the Chair of the Audit Committee must be disclosed at the next Audit Committee meeting.

Report of the Audit Committee

To the Board of Directors of HCI Group, Inc.

The Audit Committee oversees the financial reporting processes of HCI Group, Inc. on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the audited financial statements in the Annual Report with management and discussed with management the quality, in addition to the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee has reviewed with representatives of Forvis Mazars, LLP, the Company’s independent registered public accounting firm responsible for auditing the Company’s financial statements and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under auditing standards adopted by the Public Company Accounting Oversight Board and the U.S. Securities and Exchange Commission. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

The Audit Committee has discussed with representatives of Forvis Mazars, LLP the overall scope and plans for their audit. The Audit Committee met with representatives of Forvis Mazars, LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the Securities and Exchange Commission.

The Audit Committee has appointed Forvis Mazars, LLP, as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

AUDIT COMMITTEE

Wayne Burks, Chair

Peter Politis

Sue Watts

HCI Group, Inc. 2025 Proxy Statement	25

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are seeking an advisory vote to approve the compensation of our named executive officers for 2024.

This say-on-pay vote is advisory and non-binding on our Board, but our Compensation Committee will take into consideration the outcome of the vote when making future compensation decisions.

Our Board believes that our current executive compensation program appropriately links the compensation realized by our executive officers to performance and properly aligns the interests of executive officers with those of our shareholders. A description of our executive compensation programs and a discussion of the pay decisions for 2024 for the Chief Executive Officer and our other named executive officers are included in the Compensation Discussion and Analysis below.

Our Board recommends that our shareholders vote in favor of the following resolution:

“RESOLVED” that the shareholders approve compensation paid to the Company’s named executive officers as disclosed in the Company’s Proxy Statement with respect to the Company’s 2025 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K including the Compensation Discussion and Analysis section, the Summary Compensation Table and other compensation tables and related discussion and disclosure.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT — ITEM 3 ON YOUR PROXY CARD

26	HCI Group, Inc. 2025 Proxy Statement

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on such review and discussion, the Compensation Committee believes the Compensation Discussion and Analysis represents the intent and actions of the Compensation Committee with regard to executive compensation and has recommended to the Board of Directors that it be included in this Proxy Statement and incorporated by reference into the Company’s Form 10-K for the fiscal year ended December 31, 2024.

COMPENSATION COMMITTEE

Sue Watts, Chair

Lauren Valiente

Compensation Discussion and Analysis

The following discussion describes the principal objectives of our executive compensation programs with respect to our named executive officers, outlines the elements of those programs and describes how we believe they meet our objectives. Named executive officers include the chief executive officer, the chief financial officer and the three most highly compensated executive officers. The following individuals served as named executive officers during 2024:

Name and office

Paresh Patel, Chairman and Chief Executive Officer

Karin Coleman, Chief Operating Officer, HCI Group, Inc.; President, Homeowners Choice Property & Casualty Insurance Company, Inc.; President, TypTap Insurance Company

Mark Harmsworth, Chief Financial Officer

Andrew L. Graham, Vice President, General Counsel and Corporate Secretary

Anthony Saravanos, Divisional President – Real Estate

Under our Compensation Committee charter, the Compensation Committee has the authority to set the compensation of the named executive officers and to grant equity awards under the Company’s 2012 Omnibus Incentive Plan.

Compensation Highlights

In 2024, HCI reported strong financial results, including $173.4 million of pre-tax income. The Company successfully navigated multiple catastrophe events and reported positive earnings each quarter of 2024. The Company’s financial performance for the year resulted in the named executive officers being awarded a bonus in 2024.

•	Bonuses were based on several key metrics and we believe they were commensurate with HCI’s financial performance during the year

•	The Board of Directors entered into a new long-term employment agreement with HCI’s Chairman and CEO

Principal Objectives and Approach

In designing our executive compensation programs, the Compensation Committee’s principal objectives are to attract and retain highly skilled executives, incentivize executives to achieve strong risk-adjusted returns, and align the interests of our executives with the interests of our shareholders. Our compensation plans are designed to incentivize executive behavior that drives positive financial performance, which leads to increased shareholder returns.

The Compensation Committee uses a common-sense approach to setting executive compensation. It considers objective measures of business performance as well as the judgment and knowledge of Committee members as to the talents, work habits and contributions of our executive officers. The Company’s financial performance and progress on its strategic goals are important factors in our compensation decisions.

HCI Group, Inc. 2025 Proxy Statement	27

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Company has delivered positive financial results over the long-term. The Committee understands that financial performance may vary from year to year depending on many factors including hurricanes and other weather events. While hurricanes are a factor our management cannot control, management can control how the Company prepares for and responds to these events. In the opinion of the Compensation Committee, the Company’s response to the hurricanes and tropical storms of the past several storm seasons was well-planned and well-executed.

Elements of Executive Compensation

The Compensation Committee uses a balanced set of pay elements to determine executive compensation levels, including base salaries, short-term cash performance bonuses and long-term equity incentives comprised of restricted stock awards and, in the case of the chief executive officer, stock purchase option awards. We believe these elements create appropriate incentives for driving strong corporate performance, align the interests of our executives with those of our shareholders, and enable us to retain and reward outstanding executive talent.

Restricted stock awards may vest over time or if the Company stock price reaches certain target levels. In either case, the awards create a significant incentive for achieving long-term financial and strategic goals and serve to retain talented executives. When determining equity awards, the Committee considers competitive market dynamics, peer-group compensation levels and the Company’s overall financial performance.

The Compensation Committee believes equity-linked compensation further enhances alignment between our management team and our shareholders.

The compensation program for our chief executive officer is designed to reward outstanding performance and align pay with the interests of shareholders. During 2024, our chief executive officer was paid a base salary, a discretionary bonus tied to the overall profitability of HCI Group, one-time multi-year grants awarded in 2021 and entered into a new employment agreement that included a long-term equity incentive. Certain financial targets must be achieved for the equity incentive award to vest. Additionally, the long-term equity incentive includes certain clawback provisions.

Benchmarking for 2024 CEO Compensation Decisions

To attract and retain key executives, we carefully consider our market environment when setting pay levels for our executives, recognizing that we are in a highly competitive industry in which talented people are a significant driver of value. To facilitate our evaluation of CEO compensation, we identify peers with which to make comparisons.

Due to substantial market changes in 2023 as well as progress in our own business, our previous peer group was no longer useful for benchmarking CEO compensation. Therefore, CEO pay was benchmarked in November 2024 using 2021-2023 compensation data for the comparably sized property and casualty companies listed below.

• Amerisafe, Inc. • Lemonade, Inc. • Palomar Holdings, Inc. • Employers Holdings, Inc. • Horace Mann • Safety Insurance	• Sirius Point • Stewart Information Services • TipTree, Inc. • United Fire • Universal Insurance

28	HCI Group, Inc. 2025 Proxy Statement

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

2025 Peer Group

For 2025, we established new peer groups representing the principal potential talent market: the property and casualty insurance industry and the software industry. While the Company’s primary business is property and casualty insurance, its success relies on the internal development and implementation of custom software. The two new peer groups comprise the following companies:

Insurance Industry

Bowhead Specialty Holdings Inc.

Employers Holdings, Inc.

Horace Mann Educators Corporation

*Lemonade, Inc.

*Mercury General Corporation

*Palomar Holdings, Inc.

Root, Inc.

Safety Insurance Group, Inc

*Skyward Specialty Insurance Group, Inc.

Stewart Information Services Corporation

Software Industry *Alkami Technology, Inc. CCC Intelligent Solutions Holdings Inc. Intapp, Inc. nCino, Inc. Q2 Holdings, Inc.

*	Member of Core Peer Group.

As stated above, the companies listed above differ from those used in prior years and are the result of an effort to refresh and update our peer groups for 2025 in response to growth of the Company. Due to material changes to the market and our own company’s evolution, we evaluated and added companies more appropriately comparable based on lines of business, market capitalization, revenue, and assets. The companies within each peer group are all U.S.-based publicly held companies similar in size to our Company. Based on a $100 investment on December 31, 2019, HCI Group’s total shareholder return at December 31, 2024 was $289 compared to $105 for its previous core peer group, and $146 for its new core peer group.

Using the peer group data, the Committee will review the compensation, financial performance and shareholder returns of these companies when finalizing the total compensation award for our chief executive officer in 2025. The cash bonus and total compensation for our CEO may be higher or lower than the target reference point for chief executive officers in that peer group because of factors such as performance and retention, as well as size and complexity of the job.

For the recently updated core peer group for 2025, the following table shows the compensation of chief executive officers based on the disclosures in their most recently available proxy statements.

	(in $ thousands)

Company	Salary	Cash Bonus	Stock Awards		Equity Options Awards	Other	Total Compensation

2024 HCI	$950.0	$3,200.0	*$	15,789.0	$—	$261.8	$20,200.8

2023 HCI	$950.0	$800.0		$—	$1,875.0	$37.8	$3,622.8

Alkami Technology, Inc – 2023	$516.5	$690.6		$3,090.0	$—	$9.0	$4,306.1

Lemonade, Inc. – 2023	$392.7	$—		$—	$1,209.9	$119.2	$1,721.8

Mercury General Corporation – 2023	$1,220.8	$387.3		$—	$—	$90.3	$1,698.4

Palomar Holdings, Inc. – 2023	$850.0	$1,373.3		$1,308.2	$—	$9.9	$3,541.4

Skyward Specialty Insurance Group, Inc. – 2023	$800.0	$2,132.0		$3,900.0	$2,328.0	$16.5	$9,176.5
*	Performance based vesting conditions – see “Grants of Plan Based Awards” below for details

HCI Group, Inc. 2025 Proxy Statement	29

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The following table summarizes the share price performance and dividend payouts of companies in our core peer group based on the disclosures in their filings with the Securities and Exchange Commission.

Company	12/31/2024 Market Cap (in $ millions)	12/31/2023 Stock Price	12/31/2024 Stock Price	% Change	2024 Dividends per Share

HCI Group, Inc.	$1,254.7	$87.40	$116.53	33%	$1.60

Alkami Technology, Inc.	$3,744.6	$24.25	$36.68	51%	—

Lemonade, Inc.	$2,667.4	$16.13	$36.68	127%	—

Mercury General Corporation	$3,682.3	$37.31	$66.48	78%	$1.27

Palomar Holdings, Inc.	$2,801.2	$55.50	$105.59	90%	—

Skyward Specialty Insurance Group, Inc	$2,028.1	$33.88	$50.54	49%	—

The Company’s share price performance and record of consistent dividend payments have provided solid returns to shareholders, both in absolute terms and relative to the Company’s core peer group. The illustration below shows that the total shareholder return of HCI shares over the past five years was 189% compared with lesser or negative returns for the Company’s core peer group over the same period. The Compensation Committee views total shareholder return as highly indicative of Company performance over the long-term.

Comparison of HCI to its core peer group using total shareholder return for the last five years:

Role of the Board of Directors, Management and Consultants in Compensation Decisions

The Compensation Committee views the determination of compensation as a collaborative effort, and it welcomes and seeks input from executive officers, other directors and shareholders.

At least annually the Compensation Committee briefs the Board of Directors on decisions regarding executive compensation programs. The Chair reports to the Committee and the Board of Directors any material issues raised during shareholder discussions, and the Committee and the Board of Directors, in good faith, address those issues.

In setting compensation for the named executive officers other than the chief executive officer, the Compensation Committee invites the chief executive officer to provide recommendations regarding each executive’s base salary, performance bonus and equity compensation. The Committee has full authority to accept, modify or reject these recommendations.

30	HCI Group, Inc. 2025 Proxy Statement

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Decisions regarding the chief executive officer’s compensation are made by the Committee and reviewed by the Board without Mr. Patel present.

In 2024, the Compensation Committee undertook an assessment of the compensation program for the chief executive officer and retained Marakon Management Consulting (a division of Charles River Associates), a leading executive compensation firm, to assist with this review. The purpose of the review was to analyze the compensation package proposed to be included in a new long-term employment agreement with the CEO.

2024 Company Performance

Progress towards the Company’s financial and strategic goals drive our compensation decisions. Measuring performance is inherently subjective and includes the evaluation of both financial and nonfinancial factors including the Company’s success in advancing strategic initiatives, responding to hurricanes and other catastrophic events, and satisfying policyholders and regulators.

No formula or set of metrics can properly measure all aspects of our Company’s performance in a given year. Therefore, the Compensation Committee retains discretion in awarding cash, equity and other benefits to executives.

HCI Group reported a net income in 2024 of $127.6 million, or $8.89 diluted earnings per share. Gross earned premiums increased 42% to $1,083.2 million for the twelve months of 2024 and included $178 million of premium from the assumption of policies from Citizens Property Insurance Corporation. In 2024, our consolidated gross loss ratio was 34.6%, and included over $127 million of losses from three catastrophe events during the year. Customer retention remains a key success factor for our business, and on that measure, we have retained approximately 90% of our policyholders during the year. We believe customer retention indicates an excellent level of customer service, among other factors.

In 2024, HCI also had several notable accomplishments that demonstrate the strength and operational efficiency of the Company. These include the assumption of approximately 53,000 policies and over $315 million of annual in-force premiums from Citizens Property Insurance Corporation. In February 2024, Condo Owners Reciprocal Exchange became fully operational and grew to approximately $70 million of in-force premium. HCI successfully handled over 22,000 claims during the year, with over half coming from Hurricanes Debby, Helene, and Milton. HCI expects to pay over half a billion dollars to help our policyholders rebuild as a result of these catastrophe events.

Capital allocation continues to be a keystone of our corporate strategy. We ended the year with over $1.4 billion of total invested assets, including over $530 million of cash and cash equivalents. We continue to best position the investment portfolio to take advantage of the current interest rate environment. These actions helped to increase our investment income by more than 27% during the year. Lastly, we again paid over $16 million in dividends to our shareholders.

Over the long term, the Company has generated steady profitability, consistently improving profit margins and consistent dividend payments. Our return on equity (ROE) has averaged 13.9% over the past decade, with strong levels of earnings before interest and taxes (EBIT) in years we were not impacted by natural catastrophes. Weather-related events including hurricanes impact our financial results in certain years but are outside the control of management. However, our risk management programs and responses to these events are within the control of management. In the opinion of the Compensation Committee, the Company’s response to recent hurricanes was well planned and well executed. HCI reported positive net income each quarter of 2024, despite the Company experiencing three catastrophe events during the year.

HCI Group, Inc. 2025 Proxy Statement	31

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Executive Officers of the Company

The following table provides information with respect to our named executive officers as of April 14, 2025:

Name	Age	Title

Paresh Patel	62	Chairman and Chief Executive Officer

Karin Coleman	64	Chief Operating Officer; President of Homeowners Choice; President of TypTap

Mark Harmsworth	61	Chief Financial Officer

Andrew L. Graham	67	Vice President, General Counsel and Corporate Secretary

Anthony Saravanos	54	Division President — Real Estate

Biographical information for Paresh Patel, Anthony Saravanos and Karin Coleman appears above under the heading Directors.

MARK HARMSWORTH

Chief Financial Officer

QUALIFICATIONS

Mark Harmsworth has served as the Chief Financial Officer of our Company since May 2017. He joined HCI in December 2016 as Senior Vice President of Finance. Since 2014, Mr. Harmsworth has served as President of JMH Consultancy Group, L.L.C., of which he is the sole member and through which, from 2014 to 2016, he served as consulting Chief Strategy Officer for Stewart Information Services Corporation, a New York Stock Exchange listed global real estate services company. Mr. Harmsworth has served in a range of executive leadership positions, including, from 2011 to 2013, as Chief Operating Officer for Ipromoteu.com, Inc., technology-enabled outsourced service provider to the promotional products industry headquartered in Wayland, Massachusetts; from 2006 to 2011, as Chief Financial Officer of First American Title Insurance Company, a global specialty insurance company headquartered in Santa Ana, California; from 2002 to 2006, as Senior Executive Vice President of First Canadian Title Insurance Company, a title insurance company located in Oakville, Ontario; and, from 1989 to 1999, as Executive Vice President of RE/MAX Ontario-Atlantic Canada Inc., a regional sub-franchisor of RE/MAX real estate brokerage services in eastern Canada, the eastern United States and Europe. Mr. Harmsworth is a Certified Public Accountant and holds a Bachelor of Commerce degree from the University of Toronto.

32	HCI Group, Inc. 2025 Proxy Statement

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

ANDREW L. GRAHAM

Vice President, General Counsel and Corporate Secretary

QUALIFICATIONS

Andrew L. Graham has served as our General Counsel and Corporate Secretary since June 1, 2008. Since 2015, Mr. Graham has served as a director and Chairman of the Audit Committee for LM Funding America, Inc. (NASDAQ: LMFA), a Nasdaq listed specialty finance and Bitcoin mining company headquartered in Tampa, Florida. From 1999 to 2007, he served in various capacities, including general counsel for Trinsic, Inc. (previously named Z-Tel Technologies, Inc.), a publicly held provider of communications services headquartered in Tampa, Florida. From 2011 to 2016, Mr. Graham served on the Internal Audit Committee of Hillsborough County, Florida. From 2007 to 2011, he served on the Board of Trustees of Hillsborough Community College, a state institution serving over 46,000 students annually. Mr. Graham holds a Bachelor of Science degree with a major in accounting from Florida State University (1981) and a Juris Doctor (1987), as well as a Master of Laws (L.L.M.) (1988) in Taxation, from the University of Florida College of Law.

Arrangements as to Selection and Nomination of Executive Officers

We are aware of no arrangements as to the selection or appointment of executive officers.

2024 Executive Pay Decisions

The annual base salaries, annual cash performance bonuses and equity awards of our named executive officers in 2024 were as follows:

Name and Office	Base Salary ($)	Cash Bonus ($)		Equity Grant(a)

Paresh Patel, Chairman and Chief Executive Officer	950,000	3,200,000	(b)	200,000

Karin Coleman, Chief Operating Officer; President, HCPCI; President, TypTap	500,000	250,000		—

Mark Harmsworth, Chief Financial Officer	450,000	250,000		—

Andrew L. Graham, Vice President, General Counsel & Corporate Secretary	400,000	250,000		—

Anthony Saravanos, Divisional President—Real Estate Division	350,000	125,000		—

(a)	Shares of HCI Group restricted stock.
(b)	The bonus paid in 2024 consists of $800,000 related to 2023 and $2,400,000 earned for 2024.

Mr. Patel’s annual base salary consists of $475,000 from each of HCI Group and TypTap Insurance Group, now known as Exzeo Group. As stated above, the Compensation Committee uses a balanced set of pay elements to determine executive compensation levels, including base salaries, short-term cash performance bonuses and long-term equity incentives comprised of restricted stock awards and, in the case of the chief executive officer, stock purchase option awards. We believe these elements create appropriate incentives for driving strong corporate performance, align the interests of our executives with those of our shareholders, and enable us to retain and reward outstanding executive talent. In the interest of providing enhanced disclosure to our shareholders, the following will discuss the Company’s decisions and actions on each component of executive compensation.

CEO Cash Bonus and Equity Compensation

On April 17, 2024, Mr. Patel and the Company entered into a new Employment Agreement, which ensures the Company retains Mr. Patel’s valuable leadership for an additional five years. In connection with this Agreement, Mr. Patel was awarded 200,000 restricted shares of HCI common stock, which vest equally over four years, provided the HCI common stock price reaches $200 for a period of 30 consecutive trading days. The exercise price represents an 82% premium over the stock price on the grant date.

In considering whether to award a cash bonus to Mr. Patel for 2024, the Compensation Committee elected to use a holistic approach incorporating qualitative and quantitative factors. In its evaluation, the Committee considered past

HCI Group, Inc. 2025 Proxy Statement	33

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

financial performance, new initiatives, changes in levels of responsibility, and industry conditions, among other factors. In 2024, despite the impact of Hurricanes Debby, Helene and Milton, the responses to which were well planned and well executed, the Company’s earnings before income taxes totaled $173.4 million, which the Compensation Committee also took into account when awarding Mr. Patel’s 2024 bonus.

Because the Committee acknowledged improved results in many financial metrics and in certain qualitative aspects of the Company’s performance during 2024, it used its discretion to award Mr. Patel a bonus of $2.4 million.

The Compensation Committee believes the chief executive officer’s total compensation recognizes his significant contributions to the Company’s success and creates strong incentives to achieve long-term strategic goals and increase shareholder value. Over the last several years, the chief executive officer’s total compensation has fluctuated with the Company’s financial performance, which is consistent with our pay-for-performance philosophy. The following graph shows his annual cash bonus compared with return on equity, a key performance measure. The bonus paid in 2024 consists of $800,000 related to 2023 and $2,400,000 earned for 2024.

2021 Multi-Year Award

In February 2021, a fund associated with Centerbridge Partners, L.P. made a milestone investment of $100 million in our technology-driven insurance subsidiary, Exzeo Group, Inc., formerly TypTap Insurance Group, Inc. A key item in Centerbridge’s interest in Exzeo was the retention of the successful, tenured management team both at HCI Group and at Exzeo. To this end, in connection with the Centerbridge transaction, the Company awarded restricted equity grants to our named executive officers as part of a one-time multi-year program. In addition to management retention, a main objective of this award was to incentivize our management team to achieve full realization of the value of our Exzeo subsidiary as a standalone business. These grants were structured with input from our shareholders and were designed to cover a period of 6 years with both time and performance-based components. For the performance-based component of the grants, the compensation committee set challenging share price hurdles 81% and 142% above HCI’s share price at the date of the grant, with a one-year vesting period once the respective price target was reached. Furthermore, vesting was triggered only if share price hurdles were met on a sustained basis, for more than 30 days. Any restricted shares not vested after 6 years are subject to forfeiture. The Compensation Committee designed the 2021 multi-year award with input from shareholders and believes the structure of the program represents an incremental improvement over strictly time-based awards granted in prior years.

During 2021, as the Company made substantial progress toward its objectives, HCI’s share price appreciated more than 200%, triggering the $105 vesting threshold associated with one of our multi-year grants and activating a one-year vesting period for those shares.

34	HCI Group, Inc. 2025 Proxy Statement

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Through 2024, no additional performance-based shares vested under these grants. Furthermore, the absence of additional restricted share awards to named executive officers other than the chief executive officer in 2024 is consistent with the multi-year horizon contemplated by the Compensation Committee in the 2021 multi-year award. This demonstrates the value of this plan as a long-term compensation tool. The remaining grants awarded in 2021 to our named executive officers have a vesting threshold of $140 per share, assuring management remains highly incentivized to execute on strategic objectives and goals. The chief executive officer’s long-term incentive also includes shares in Exzeo, for which there is no current market, and 86% of which will only vest, if ever, if Exzeo’s share price reaches certain thresholds, requiring meaningful action on the above-stated goal to realize Exzeo’s value as a standalone business. The below table identifies the shares awarded under the 2021 grant, and how many remain unvested. While Exzeo redeemed the Centerbridge Preferred Shares in January 2024, these awards remain in place as the current long-term incentive of the named executive officers other than the chief executive officer.

Named Officer	2021 Awards	Vested during 2022	Vested during 2023	Vested during 2024	Unvested / Threshold
Paresh Patel	20,000 HCI Restricted shares(1)	10,000 - $105 threshold	none	none	10,000 - $140 threshold
Paresh Patel	1,480,935 Exzeo Restricted shares(2)	51,553 time-based	51,553 time-based	51,555 time-based	51,554 time-based; 642,060 - $15 threshold; 632,660 - $20 threshold
Paresh Patel	5,000,000 Exzeo Options(3)	1,250,000 time-based	1,250,000 time-based	1,250,000 time-based	1,250,000 time-based
Karin Coleman	71,000 Restricted shares(4)	34,000 - $105 threshold; 750 time-based	750 time-based	750 time-based	34,000 - $140 threshold; 750 time-based
Mark Harmsworth	71,000 Restricted shares(4)	34,000 - $105 threshold; 750 time-based	750 time-based	750 time-based	34,000 - $140 threshold; 750 time-based
Andrew L. Graham	71,000 Restricted shares(4)	34,000 - $105 threshold; 750 time-based	750 time-based	750 time-based	34,000 - $140 threshold; 750 time-based
Anthony Saravanos	71,000 Restricted shares(4)	34,000 - $105 threshold; 750 time-based	750 time-based	750 time-based	34,000 - $140 threshold;750 time-based

(1)

On February 26, 2021, Mr. Patel received a restricted stock grant of 20,000 shares, of which 10,000 shares vested on October 5, 2022, the first anniversary of the date on which applicable vesting conditions were met. Restrictions on the remaining 10,000 shares will vest, if ever, on the first anniversary of the date on which the Company stock value first equals or exceeds $140 for 30 consecutive trading days on the applicable exchange. The grantee has all the rights of a shareholder in connection with the restricted shares including the right to receive dividends at the same rate applicable to all common shareholders.

(2)

On February 26, 2021, Mr. Patel received a restricted stock grant in a HCI subsidiary, TypTap Insurance Group, Inc., of 1,480,935 common shares. Restrictions on 206,215 shares will lapse in 51,553 share increments on February 26 of each year beginning in 2022. Restrictions on 642,060 will vest, if ever, on the first anniversary of the date on which the TypTap stock value first equals or exceeds $15 for 30 consecutive trading days on an exchange. Restrictions on the remaining 632,660 will vest, if ever, on the first anniversary of the date on which the TypTap stock value first equals or exceeds $20 for 30 consecutive trading days on an exchange.

(3)

On October 1, 2021, Paresh Patel received a grant of 5,000,000 stock options in a HCI subsidiary, TypTap Insurance Group, Inc., at an exercise price of $23 per TypTap share. The stock options have a vesting term of four years, with one fourth of the of the total option shares vesting on the first anniversary the grant and one sixteenth of the total option shares on the first day of each January, April, July, and October, thereafter.

(4)

On February 26, 2021, the named executive officer received a restricted stock grant of 71,000 shares. Restrictions on 3,000 shares will lapse in 750 share increments on February 26 of each year beginning in 2022. Restrictions on 34,000 shares vested on October 5, 2022, the first anniversary of the date on which applicable vesting conditions were met. Restrictions on the remaining 34,000 shares will vest, if ever, on the first anniversary of the date on which the Company stock value first equals or exceeds $140 for 30 consecutive trading days on the applicable exchange. Each grantee has all the rights of a shareholder in connection with the restricted shares including the right to receive dividends at the same rate applicable to all common shareholders.

HCI Group, Inc. 2025 Proxy Statement	35

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Accounting and Tax Considerations

In designing our compensation programs, we consider their potential accounting and tax effects on the Company and our employees. In allocating among different components of compensation, we consider the accounting expense and potential reward associated with each separate component of compensation.

To assist with the payment of their income taxes when their restricted shares vest or their stock options are exercised, our executives are entitled to surrender a portion of their holdings to the Company for the payment of taxes.

Section 162(m) of the Internal Revenue Code [Section 162(m)] generally disallows a tax deduction to a public corporation for compensation over $1,000,000 paid in any fiscal year to a Company’s Chief Executive Officer or other named executive officers (excluding the Company’s principal financial officer, in the case of tax years commencing before 2018). However, in the case of tax years commencing before 2018, the statute exempted qualifying performance-based compensation from the deduction limitation if certain requirements were met. Section 162(m) was amended in December 2017 by the Tax Cuts and Jobs Act to eliminate the exemption for performance-based compensation (other than with respect to certain grandfathered arrangements entered into prior to November 2, 2017) and to expand the group of named executive officers who may be covered by the deduction limit under Section 162(m). For 2024, approximately $11,230,000 of HCI’s executive officer compensation was determined to be nondeductible under Section 162(m). The Compensation Committee expects in the future to authorize compensation in excess of $1,000,000 to one or more named executive officers that will not be deductible under Section 162(m) when it believes that doing so is in the best interests of HCI Group, Inc. and its shareholders.

Potential Payments Upon Termination or Change-in-Control

Our chief executive officer and chief financial officer are subject to employment agreements that specify payments upon termination or a change in control of the Company.

Paresh Patel. In the event of termination by the Company with good cause, Mr. Patel will be paid accrued but unpaid base salary through the date of termination and will receive any life, health and disability benefit coverages for one year after termination. If termination by the Company is without good cause, or termination is pursuant to the Company’s notice of non-renewal, Mr. Patel will be paid accrued but unpaid base salary, a severance amount equal to 12 months of his base salary, and will receive life, health and disability benefit coverages for one year after termination. If Mr. Patel terminates his employment agreement without good cause, he will be paid accrued but unpaid base salary and will receive life, health and disability benefit coverages for one year after termination. If Mr. Patel terminates his employment agreement for good cause for uncured reasons enumerated in his agreement, he will be paid accrued but unpaid base salary, a severance amount equal to 12 months of his base salary, and will receive any life, health and disability benefit coverages for one year after termination. If a change of control of the Company occurs as defined in his employment agreement, Mr. Patel has the right to terminate the agreement in which case he will be paid accrued but unpaid base salary, a severance amount equal to 12 months of his base salary, and will receive continuation of his life, health and disability benefit coverages for one year after termination. Mr. Patel’s agreement additionally provides that should his employment with the Company cease, he will not, for a period of two years following termination, compete with the Company in the businesses in which the Company operates in the southeast United States.

Mark Harmsworth. Under his employment agreement, in the event of termination without good cause, Mr. Harmsworth is entitled to accrued base salary, accrued vacation pay and other time off, each through the date of termination. He will also be entitled to severance compensation of his base salary for 12 months after the date of termination. If we terminate Mr. Harmsworth’s employment for good cause, he will be entitled to only accrued base salary and accrued paid time off, each through the date of termination. If Mr. Harmsworth chooses to terminate his employment, he will be entitled to accrued base salary and accrued paid time off, each through the date of termination. The agreement provides that during the time of Mr. Harmsworth’s employment and for a period of 12 months after termination of employment, he will not enter into, engage in, be employed or consult with any business that competes with HCI.

Under our 2012 Omnibus Incentive Plan, restricted shares vest immediately upon a change of control unless the surviving entity assumes the obligation or issues replacement securities. Further, restricted shares vest immediately if the holder’s employment is terminated within 12 months after a change in control.

36	HCI Group, Inc. 2025 Proxy Statement

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Clawback Policy

Our Compensation Committee charter contains a clawback policy. It provides that in appropriate circumstances the Committee will require an executive officer to reimburse the Company for incentive compensation payments predicated upon financial results that were subsequently restated and filed with the Securities and Exchange Commission.

Pension or Other Retirement Plan and Deferred Compensation Plans

The Company has a 401(k) Safe Harbor Profit Sharing Plan that qualifies as a defined contribution plan under Section 401(k) of the Internal Revenue Code. Under the 401(k) Plan, participating employees are eligible for Company matching and discretionary profit-sharing contributions. Plan participants may elect to defer up to one hundred percent of their pre-tax gross wages, subject to annual limitations. The Company matching contribution is limited to a maximum of four percent of the employee’s annual salary or wage and is 100% vested. Eligibility and vesting of the Company’s discretionary profit-sharing contribution is subject to the plan participant’s years of service. There has been no discretionary profit-sharing contribution since the 401(k) Plan’s inception.

Except for the Company’s 401(k) Safe Harbor Profit Sharing Plan described above, we have not had and currently do not have a pension or other retirement plan or a nonqualified deferred compensation plan. Accordingly, the pension benefit table, the nonqualified deferred compensation table, and any related disclosures have been omitted from the discussion herein. The Company’s 401(k) Plan matching contributions are described in footnote 1 to the Summary Compensation Table below.

HCI Group, Inc. 2025 Proxy Statement	37

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table provides summary information concerning compensation for services rendered in all capacities awarded to, earned by or paid to our named executive officers during the years ended December 31, 2024, 2023, and 2022. Note that Securities and Exchange Commission rules require us to report stock awards at the grant-date fair value of the entire award in the year of the grant rather than reporting this expense over the service period as we do for financial reporting purposes. Fair value of stock and option awards is estimated in accordance with Accounting Standards Codification (ASC) Topic 718 Compensation—Stock Compensation. Hence, in the table below, each amount appearing under Stock Awards and Option Awards is an estimate of the award’s fair value at the grant date, regardless of whether vesting has occurred. Stock and option awards included in the summary compensation below may contain service-only or market-based vesting conditions. The fair value of awards with service-only vesting conditions is based on the value of the Company’s stock on the grant date. The fair value of awards with market-based vesting conditions requires the use of a Monte Carlo simulation model and the assistance of a third-party valuation specialist to estimate the fair value. The actual values on the vesting date will almost certainly differ from the estimated values.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	All Other Compensation(1)	Total

Paresh Patel Chief Executive Officer	2024	$950,000	$3,200,000	$15,789,000	—	$261,846	$20,200,846
	2023	$950,000	$800,000	—	$1,875,000	$37,846	$3,662,846
	2022	$950,000	—	—	—	$81,115	$1,031,115

Karin Coleman Chief Operating Officer; President of HCPCI President of TypTap	2024	$500,000	$250,000	—	—	$68,692	$818,692
	2023	$400,000	$100,000	—	—	$70,500	$570,500
	2022	$400,000	—	—	—	$116,000	$516,000

Mark Harmsworth Chief Financial Officer	2024	$450,000	$250,000	—	—	$67,200	$767,200
	2023	$350,000	$100,000	—	—	$67,977	$517,977
	2022	$350,000	—	—	—	$112,938	$462,938

Andrew L. Graham Vice President, General Counsel, and Corporate Secretary	2024	$400,000	$250,000	—	—	$70,046	$720,046
	2023	$300,000	$100,000	—	—	$70,500	$470,500
	2022	$300,000	—	—	—	$116,000	$416,000

Anthony Saravanos Divisional President, Real Estate Division	2024	$350,000	$125,000	—	—	$56,600	$531,600
	2023	$300,000	$75,000	—	—	$59,900	$434,900
	2022	$300,000	—	—	—	$105,400	$405,400

(1)

In 2024, Mr. Patel received $256,000 in cash dividends on unvested restricted stock and $5,846 in Company contributions to our 401(k) Plan, Mr. Harmsworth received $56,600 in cash dividends on unvested restricted stock and $10,600 in Company contributions to our 401(k) Plan, Mr. Graham received $56,600 in cash dividends on unvested restricted stock and $13,446 in Company contributions to our 401(K) Plan, Mr. Saravanos received $56,600 in cash dividends on unvested restricted stock, and Ms. Coleman received $56,600 in cash dividends on unvested restricted stock and $12,092 in Company contributions to our 401(k) Plan. In 2023, Mr. Patel received $32,000 in cash dividends on unvested restricted stock and $5,846 in Company contributions to our 401(k) Plan, Mr. Harmsworth received $59,900 in cash dividends on unvested restricted stock and $8,077 in Company contributions to our 401(k) Plan, Mr. Graham received $59,900 in cash dividends on unvested restricted stock and $10,600 in Company contributions to our 401(K) Plan, Mr. Saravanos received $59,900 in cash dividends on unvested restricted stock, and Ms. Coleman received $59,900 in cash dividends on unvested restricted stock and $10,600 in Company contributions to our 401(k) Plan. In 2022, Mr. Patel received $76,000 in cash dividends on unvested restricted stock and $5,115 in Company contributions to our 401(k) Plan, Mr. Harmsworth received $105,400 in cash dividends on unvested restricted stock and $7,538 in Company contributions to our 401(k) Plan, Mr. Graham received $105,400 in cash dividends on unvested restricted stock and $10,600 in Company contributions to our 401(K) Plan, Mr. Saravanos received $105,400 in cash dividends on unvested restricted stock, and Ms. Coleman received $105,400 in cash dividends on unvested restricted stock and $10,600 in Company contributions to our 401(k) Plan.

38	HCI Group, Inc. 2025 Proxy Statement

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Grants of Plan-Based Awards for 2024

The following table sets forth information regarding all Plan-Based Awards granted to our named executive officers during the year ended December 31, 2024.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Date Authorized	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)		(#)	($/share)	($)(1)

Paresh Patel	4/17/24	4/17/24	—	—	—	—	—	—	200,000	(2)	—	—	15,789,000

No Plan-Based Awards were granted to any other named executive officer.

(1)

Represents the aggregate grant date fair value, calculated in accordance with ASC Topic 718, of the stock award granted in 2024. For stock awards with market-based conditions, the fair value is determined using a Monte Carlo simulation method, which calculates many potential outcomes for an award and then establishes fair value based on the most likely outcome.

(2)

On April 17, 2024, Paresh Patel received a restricted stock grant of 200,000 shares subject to a vesting condition that the fair market value of a share of HCI common stock must equal or exceed $200 for 30 consecutive trading days on the applicable exchange. If the vesting condition is met, the shares will vest in 50,000 share increments on the later of the vesting trigger date or March 15, 2025, March 15, 2026, March 15, 2027, and March 15, 2028 The grantee has all the rights of a shareholder in connection with the restricted shares including the right to receive dividends at the same rate applicable to all common shareholders. As of the record date, the vesting condition has not been met.

HCI Group, Inc. 2025 Proxy Statement	39

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Outstanding Equity Awards at December 31, 2024

The following table sets forth information regarding outstanding stock option and restricted stock awards held by our named executive officers at December 31, 2024, including the number of shares underlying both exercisable and unexercisable portions of each option as well as the exercise price and expiration date of each outstanding option.

Name	Number of Securities Underlying Unexercised Options - Exercisable	Number of Securities Underlying Unexercised Options - Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Paresh Patel	110,000	—	(2)	—	$40	1/7/2027	—		—	—	—
	110,000	—	(2)	—	$40	2/8/2028	—		—	—	—
	110,000	—	(2)	—	$53	1/15/2029	—		—	—	—
	110,000	—	(2)	—	$48	1/16/2030	—		—	—	—
	150,000	—	(2)	—	$70	9/15/2033	—		—	—	—
	3,750,000	1,250,000	(2)	—	$23	10/1/2031	—		—	—	—
	—	—		—	—	—	10,000	(3)	828,000	—	—
	—	—		—	—	—	51,554	(3)	154,146	—	—
	—	—		—	—	—	642,060	(3)	4,366	—	—
	—	—		—	—	—	632,660	(3)	633	—

Karin Coleman	—	—		—	—	—	750	(4)	87,398	—	—
	—	—		—	—	—	34,000	(5)	2,815,200	—	—

Mark Harmsworth	—	—		—	—	—	750	(4)	87,398	—	—
	—	—		—	—	—	34,000	(5)	2,815,200	—	—

Andrew L. Graham	—	—		—	—	—	750	(4)	87,398	—	—
	—	—		—	—	—	34,000	(5)	2,815,200	—	—

Anthony Saravanos	—	—		—	—	—	750	(4)	87,398	—	—
	—	—		—	—	—	34,000	(5)	2,815,200	—	—

(1)

The market value for the service-based shares of restricted stock that have not yet vested was determined using the closing market price of our common stock on December 31, 2024, which was $116.53. The market value of restricted shares with market-based vesting conditions that have not yet vested was determined by using a Monte Carlo simulation method, which calculates many potential outcomes for an award and then establishes fair value based on the most likely outcome. The fair value calculated for shares with a market-based vesting threshold of $140 was $82.80 per share as of December 31, 2024.

(2)

On January 7, 2017, Mr. Patel was granted 110,000 stock options with an exercise price of $40 and an expiration date of January 7, 2027. On February 8, 2018, Mr. Patel was granted 110,000 stock options with an exercise price of $40 and an expiration date of February 8, 2028. On January 15, 2019, Mr. Patel was granted 110,000 stock options with an exercise price of $53 and an expiration date of January 15, 2029. On January 16, 2020, Mr. Patel was granted 110,000 stock options with an exercise price of $48 and an expiration date of January 16, 2030. On October 1, 2021, Mr. Patel was granted 5,000,000 stock options in a HCI subsidiary, TypTap Insurance Group, Inc., with an exercise price of $23 and an expiration date of October 1, 2031.The options will vest in equal installments over four years, so long as Mr. Patel remains employed by the Company.

(3)

On January 15, 2019, Mr. Patel was granted 40,000 shares of restricted stock. Restrictions on 10,000 shares lapse on January 15 of each year following the year of the grant. On January 16, 2020, Mr. Patel was granted 40,000 shares of restricted stock. Restrictions on 10,000 shares lapse on January 16 of each year following the year of the grant. On February 26, 2021, Mr. Patel was granted 10,000 shares of restricted stock which will vest, if ever, on the first anniversary of the date on which the Company stock value first equals or exceeds $140 for 30 consecutive trading days on the applicable exchange. Mr. Patel has all the rights of a shareholder in connection with the restricted shares including the right to receive dividends at the same rate applicable to all common shareholders. On February 26, 2021, Mr. Patel received a restricted stock grant in a HCI subsidiary, TypTap Insurance Group, Inc. of 1,480,935 shares. Restrictions on 206,215 shares will lapse in 51,553 share increments on February 26 of each year following the year of the grant. Restrictions on 642,060 will vest, if ever, on the first anniversary of the date on which the TypTap stock value first equals or exceeds $15 for 30 consecutive trading days on an exchange. Restrictions on the remaining 632,660 will vest, if ever, on the first anniversary of the date on which the TypTap stock value first equals or exceeds $20 for 30 consecutive trading days on an exchange.

40	HCI Group, Inc. 2025 Proxy Statement

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

(4)

On February 26, 2021, 3,000 restricted shares were granted to the named executive officer. Restrictions on 750 shares will lapse on February 25 of each year beginning on February 25, 2022. The officer has all the rights of a shareholder in connection with the restricted shares including the right to receive dividends at the same rate applicable to all common shareholders.

(5)

On February 26, 2021, 34,000 restricted shares were granted to the named executive officer. Restricted shares will vest, if ever, on the first anniversary of the date on which the company stock value first equals or exceeds $140 for 30 consecutive trading days on an exchange. The officer has all the rights of a shareholder in connection with the restricted shares including the right to receive dividends at the same rate applicable to all Common shareholders

Option Exercises and Stock Vested in 2024

The following table sets forth information regarding option exercises and stock vested by our named executive officers during the year ended December 31, 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)

Paresh Patel	—	—	61,555	(1)	935,044

Karin Coleman	—	—	1,625	(2)	163,196

Mark Harmsworth	—	—	1,625	(3)	163,196

Andrew L. Graham	—	—	1,625	(4)	163,196

Anthony Saravanos	—	—	1,625	(5)	163,196

(1)

Mr. Patel’s quantity of shares acquired on vesting consists of 10,000 from HCI and 51,555 from TypTap Insurance Group. Mr. Patel’s value on vesting consists of $847,400 from HCI and $87,644 from TypTap Insurance Group.

(2)	437 of these shares were surrendered to cover Ms. Coleman’s federal income tax liability, for a net issuance of 1,188 shares. The market value of the shares surrendered was approximately $43,799.
(3)	437 of these shares were surrendered to cover Mr. Harmsworth’s federal income tax liability, for a net issuance of 1,188 shares. The market value of the shares surrendered was approximately $43,799.
(4)	214 of these shares were surrendered to cover Mr. Graham’s federal income tax liability, for a net issuance of 1,411 shares. The market value of the shares surrendered was approximately $21,899.
(5)	437 of these shares were surrendered to cover Mr. Saravanos’s federal income tax liability, for a net issuance of 1,188 shares. The market value of the shares surrendered was approximately $43,799.

Compensation Policies Related to Risk Management

The Board of Directors has considered risks associated with the Company’s compensation policies and practices and identified no compensation policies or practices that are reasonably likely to have a material adverse effect on the Company.

Employment Agreements

Compensation and other arrangements for our chief executive officer and chief financial officer are set forth in employment agreements, as described below.

Paresh Patel. On April 17, 2024, we entered into an employment agreement with Mr. Patel, our chief executive officer. The agreement has an initial term of five years from April 17, 2024 to April 17, 2029 and will automatically renew for additional one-year terms on each April 17 thereafter unless either party delivers written notice of non-renewal at least 60 days before expiration of the initial term or any renewal term. During the term of the agreement, Mr. Patel will be paid a base annual salary of $950,000 (or higher amount as may be set from time to time by the Company’s Board of Directors). Mr. Patel will be entitled to additional compensation in the form of a bonus as provided for by resolution of the Company’s board of directors or applicable committee of the board of directors. In connection with this employment agreement, Mr. Patel was awarded 200,000 shares of restricted stock subject to a vesting condition dependent upon the Company’s stock price reaching a predetermined price for a specified period of time. He is also entitled to participate in our medical, dental, life, disability and retirement benefits plans, if any, upon substantially the same terms applicable to other Company executives.

HCI Group, Inc. 2025 Proxy Statement	41

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Mark Harmsworth. On November 23, 2016, we entered into an employment agreement with Mr. Harmsworth, our chief financial officer. Mr. Harmsworth initially served as senior vice president of finance and assumed the role of chief financial officer on May 16, 2017. The agreement calls for a four-year term of employment beginning on December 5, 2016 and will automatically renew for additional one-year terms unless either party delivers written notice of non-renewal at least 90 days before expiration of the initial term or any renewal term. During the term of the agreement, Mr. Harmsworth will be paid a base annual salary of $300,000 (or higher amount as may be set from time to time by the Company’s Board of Directors). Mr. Harmsworth was paid an initial signing bonus of $15,000 and an additional bonus of $25,000 after one month of employment. In 2017, Mr. Harmsworth was entitled to a bonus of not less than $100,000. He is entitled to any additional compensation provided by resolution of the Company’s Board of Directors or applicable committee of the Board of Directors. Mr. Harmsworth was awarded 40,000 shares of restricted stock subject to a four-year vesting period. He is also entitled to participate in our medical, dental, life, disability and retirement benefits plans, if any, upon substantially the same terms applicable to other Company executives.

CEO Pay Ratio

In accordance with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the total annual compensation of our Chief Executive Officer, Paresh Patel, to the total annual compensation of our median employee.

For 2024, our last completed fiscal year:

•	The median employee total annual compensation (excluding our chief executive officer) was $65,649

•	Our chief executive officer’s total annual compensation as reported in our 2024 Summary Compensation Table was $20,200,846

•	The ratio of chief executive officer to median employee total annual compensation was 308 to 1

In determining the median employee, we prepared a list of employees as of December 31, 2022 which consisted of a total of 635 employees with 533 located in the United States and 102 (16%) located in India. We then identified our median employee based on total annual compensation calculated with the same methodology used for our named executive officers as set forth in our Summary Compensation Table. The components used to determine total annual compensation were annualized for those employees who were not employed for the full year of 2022. We did not adjust for the difference in cost of living between India and the Tampa Bay area. The median employee is based in the United States.

We have elected to disclose a supplemental ratio that includes the value of health care benefits paid by the Company. Because these benefits are provided on a broad, non-discretionary basis, the value is not required to be reported in the 2024 Summary Compensation Table. However, if we include the value of these benefits, the median employee total annual compensation would be $73,752 and the total annual compensation of our chief executive officer would increase by $8,103, resulting in a ratio of our chief executive officer’s annual total compensation to the annual total compensation of our median employee of 274 to 1.

We believe that the pay ratio presented above is a reasonable estimate. Because the Securities and Exchange Commission rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, this pay ratio may not be comparable to the pay ratio reported by other companies.

42	HCI Group, Inc. 2025 Proxy Statement

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pay Versus Performance
Under rules adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to calculate and disclose the “Compensation Actually Paid (“CAP”) to our named executive officers (NEOs) for the purpose of comparison to our Company financial performance. The disclosure covers our five most recent fiscal years. These amounts are calculated in accordance with applicable SEC rules, and do not reflect the actual amount of compensation earned by or paid to our named executive officers during each applicable year. Compensation decisions at HCI Group are made in accordance with the philosophy and process described in the “Compensation Discussion and Analysis” appearing previously in this document and are not replaced by CAP, a supplemental measure.
Pay versus Performance Table

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for CEO (1)	Compensation Actually Paid to CEO (2)	Average Summary Compensation Table Total for Non-CEO NEOs	Average Compensation Actually Paid to Non-CEO NEOs (3)	HCI Group Total Share- holder Return (4)	Core Peer Group Total Share- holder Return (5)	Net Income (in thousands) (6)	Relative Total Shareholder Return (percentile) (7)

2024	$20,200,846	$21,509,410	$709,385	$1,650,003	$289	$146	$127,581	100	th

2023	3,662,846	8,450,193	498,469	2,040,888	$214	$70	89,257	100	th

2022	1,031,115	(23,921,916)	450,085	(2,249,190)	$94	$31	(54,603)	100	th

2021	7,736,699	29,124,167	2,819,434	5,193,003	193	51	7,242	100	th

2020	5,229,467	6,847,494	541,296	613,825	118	56	27,580	100	th

1)	Paresh Patel was our Chief Executive Officer in all years reported.
2)
Compensation Actually Paid was calculated by beginning with the total amount reported in the Summary Compensation Table (the “SCT”) for the applicable year and (i) subtracting the grant date fair value of stock awards reported in the Stock Awards column of the SCT, (ii) subtracting the grant date fair value of option awards reported in the Option Awards column of the SCT, (iii) adding or subtracting the change in fair value of stock awards for the applicable year, and (iv) adding or subtracting the change in fair value of option awards for the applicable year. Fair value amounts were computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under GAAP.

3)
CAP for the other named executive officers was calculated in the same manner as described above for the CEO, except the amounts were averaged for each year. The names of each of our named executive officers (excluding Mr. Patel) included for the purpose of calculating the average amounts for each applicable year are Karin Coleman, Mark Harmsworth, Andrew Graham, and Anthony Saravanos.

4)
HCI Group Total Shareholder Return (“TSR”) represents the cumulative investment return of an initial fixed $100 investment in our common stock on December 31, 2019, assuming reinvestment of all dividends, through the end of the covered fiscal year. The HCI Group TSR reflected in the table above may not be indicative of future performance.

5)
Core Peer Group TSR represents the combined cumulative investment return of an initial fixed $100 investment in each of the companies comprising our core peer group, weighted by market capitalization at the beginning of each year. For the years 2020 to 2022, our core peer group consisted of Universal Insurance Holdings, Inc., Heritage Insurance Holdings, Inc., United Insurance Holdings Corporation, and FedNat Holding Company. For 2023, Universal Insurance Holdings, Inc., Heritage Insurance Holdings, Inc., and American Coastal Insurance Corporation comprised our core peer group. For 2024, our core peer group consisted of Skyward Specialty Insurance Group, Inc., Palomar Holdings, Inc., Mercury General Corporation, Lemonade,Inc., and Alkami Technology, Inc.

6)	Reflects net income before non-controlling interests as reported in our Form 10-K for the applicable year.
7)	Total Shareholder Return, relative to our core peer group, is our Company selected financial performance measure that we believe is most important in influencing NEO pay.
CAP may differ significantly from compensation reported in the Summary Compensation Table appearing previously in this document due primarily to changes in the fair value of vested and unvested equity awards granted in prior years. The value of these awards is dependent on the HCI Group stock price which will fluctuate.

HCI Group, Inc. 2025 Proxy Statement	43

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Reconciliation of SCT Total for CEO to Compensation Actually Paid to CEO:

	2024	2023	2022	2021	2020

SCT Total	$20,200,846	$3,662,846	$1,031,115	$7,736,699	$5,229,467

Subtract: grant date fair value of stock and option awards granted as disclosed in the SCT	(15,789,000)	(1,875,000)	0	(6,873,468)	(3,072,698)

Add: year-end fair value of stock and option awards granted in the covered year that remained unvested at the end of the covered year	17,040,500	0	0	21,882,036	3,634,200

Add or subtract: change in fair value of stock and option awards granted in prior years that remained unvested at the end of the covered year	203,121	1,711,638	(19,815,803)	6,065,125	1,084,575

Add or subtract: change in fair value of stock awards and option awards granted in prior years that vested in the covered year	(146,057)	185,208	(5,137,228)	313,775	(28,050)

Add: fair value on vesting date of stock or option awards granted and vested in the covered year	0	4,765,500	0	0	0

Subtract: fair value of stock or option awards at the end of the prior year that were forfeited during the covered year	0	0	0	0	0

CAP	21,509,410	$8,450,192	$(23,921,916)	$29,124,167	$6,847,494
Reconciliation of average SCT total for other NEOs to Compensation Actually Paid to other NEOs:

	2024	2023	2022	2021	2020

SCT Total	$709,385	$498,469	$450,085	$2,819,434	$541,296

Subtract: grant date fair value of stock and option awards granted as disclosed in the SCT	0	0	0	(2,392,760)	(159,355)

Add: year-end fair value of stock and option awards granted in the covered year that remained unvested at the end of the covered year	0	0	0	4,525,780	183,050

Add or subtract: change in fair value of stock and option awards granted in prior years that remained unvested at the end of the covered year	919,448	1,505,169	(1,632,056)	164,010	32,627

Add or subtract: change in fair value of stock awards and option awards granted in prior years that vested in the covered year	21,171	37,250	(1,067,219)	76,539	16,208

Add or subtract: fair value on vesting date of stock or option awards granted and vested in the covered year	0	0	0	0	0

Subtract: fair value of stock or option awards at the end of the prior year that were forfeited during the covered year	0	0	0	0	0

CAP	$1,650,004	$2,040,888	$(2,249,190)	$5,193,003	$613,826

44	HCI Group, Inc. 2025 Proxy Statement

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Financial Performance Measures Used to Link Company Performance and Compensation Actually Paid
The following is a list of financial performance measures which in our assessment represent the most important performance measures that influence compensation actually paid to the NEOs for 2024.

•	Relative Total Shareholder Return

•	Return on Equity

•	Earnings before interest and taxes

•	Gross Premiums Earned
Relationship between Pay and Performance
We are providing the following graphs showing the relationships between the information
presented in the Pay versus Performance Table. Equity awards constitute a significant portion of compensation for our NEOs, and as a result, CAP will vary based on year-over-year changes in our stock price resulting in appreciation or depreciation in the value of equity awards granted to our NEOs. The value of equity awards will not be realized by the NEOs until the awards vest. The ultimate value of such awards is subject to changes in the stock price.

HCI Group, Inc. 2025 Proxy Statement	45

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

46	HCI Group, Inc. 2025 Proxy Statement

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

HCI Group, Inc. 2025 Proxy Statement	47

MATTER NO. 4 APPROVAL, ON AN ADVISORY BASIS, OF THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under Section 14A of the Securities and Exchange Act of 1934, we are required every six years to have an advisory shareholder vote on the frequency of having the advisory vote on the compensation of our named executive officers (as described at Matter 3). The shareholders last voted on this frequency matter in 2019. Our Board of Directors has determined that the advisory vote on the compensation of our named executive officers should and will be held every year. We are requesting that shareholders vote on this frequency. Specifically, we are asking shareholders to vote on whether the advisory vote on executive compensation should occur every year, every two years or every three years.

The Company’s Board of Directors believes that a frequency of “every year” for the advisory vote on executive compensation is the appropriate choice for conducting and having shareholders vote on this matter.

Shareholders are being asked to vote on the following resolution:

RESOLVED, that the shareholders of the Company approve, on an advisory basis, the frequency with which the shareholders of the Company will vote on the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement by selecting one of the following choices:

“FOR” every year; “FOR” every two years; “FOR” every three years; or “ABSTAIN” from voting.

While this advisory vote on the frequency of the advisory vote on executive compensation of our named executive officers is not binding on the Company, the Compensation Committee and our Board of Directors value the opinions of our shareholders and will consider the vote outcome when determining the frequency of future advisory votes on executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE OPTION OF EVERY YEAR AS THE

FREQUENCY WITH WHICH SHAREHOLDERS WILL VOTE ON THE COMPENSATION OF THE

COMPANY’S NAMED EXECUTIVE OFFICERS — ITEM 4 ON YOUR PROXY CARD.

48	HCI Group, Inc. 2025 Proxy Statement

CORPORATE GOVERNANCE

We are committed to maintaining a high standard of corporate governance as an essential means of strengthening shareholder value. Accordingly, HCI has adopted the following policies and programs to promote effective corporate governance:

•	We have a strong Lead Independent Director position with a publicly available charter

•	A majority of our directors are independent

•	We prohibit derivative trading or hedging of our securities by our employees, officers, and Board members

•	We have no poison pill

•	Our Code of Conduct is designed to ensure the conduct of employees, officers and directors remains in compliance with laws, regulations and ethical principles

•	Our chief executive officer is required to hold shares equaling three times his or her base salary within five years of becoming chief executive officer

•	Within five years of joining the Board, each new director is expected to own at least $200,000 of our common stock

Board of Directors

HCI Group, Inc. conducts business through its officers and other employees under the direction of the chief executive officer and with the oversight of the Board of Directors to enhance the long-term value of the Company for its shareholders. The members of the Board of Directors are periodically elected by the shareholders to oversee management and to ensure that the long-term interests of the Company and its shareholders are being served. Each director is expected to perform as a director in good faith with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner the director reasonably believes to be in the best interests of the Company.

Board of Directors Leadership Structure

In our current Board leadership structure, Paresh Patel serves as Chairman of the Board and Chief Executive Officer. Mr. Patel’s role includes providing ongoing feedback on the direction and performance of the Company, serving as Chairman of regular meetings of the Board of Directors, setting the agenda of Board meetings and leading the Board of Directors in anticipating and responding to changes in our business. Mr. Patel also plays a significant role in formulating and executing the Company’s strategic plans, technology efforts and investment decisions. We believe Board oversight and planning is a collaborative effort among the directors, each of whom has unique skills, experience and education, and this structure facilitates collaboration and communication among the directors and management and makes best use of their respective skills.

The Board of Directors has established a Lead Independent Director position and adopted a Lead Independent Director Charter. The Lead Independent Director serves pursuant to that charter, which provides for the annual election of the Lead Independent Director by the independent directors. Our current Lead Independent Director is Gregory Politis. He was elected to that position in 2017 and re-elected in each year thereafter. The Board of Directors believes having a Lead Independent Director enhances management accountability to the Board of Directors.

Under the Lead Independent Director Charter, the Lead Independent Director has the following responsibilities:

•	To preside at all meetings of the Board of Directors at which the chairman of the Board is not present, including executive sessions of the independent directors

•	To call meetings of the independent directors

•	To serve as the principal liaison between the chairman of the Board and the independent directors, including providing the chairman feedback after Board meetings

HCI Group, Inc. 2025 Proxy Statement	49

CORPORATE GOVERNANCE

•	To be available, when appropriate, for consultation and direct communication with shareholders

•	To lead the independent directors’ evaluation of the chief executive officer’s effectiveness as chairman of the Board and chief executive officer

The Lead Independent Director also functions as a channel of communication between the Board and the Company’s shareholders and may be reached as described under Communicating with the Board of Directors on page 56. The Board of Directors continually reviews the effectiveness of this leadership structure to evaluate whether it remains appropriate for the Company and may determine to alter the structure at any time.

A current copy of the Lead Independent Director Charter is available on our website: www.hcigroup.com. Select “Investors” and then “Governance.”

Board Meetings

We have a very active and engaged Board of Directors. Typically, the Board of Directors meets monthly with additional meetings as necessary to review and discuss the performance of the Company, its plans and prospects and any immediate issues it faces. In addition, Board members, individually and in groups, often communicate informally with management and each other to discuss various matters.

In 2024, 13 Board meetings were held. Nine of our ten directors attended 100% of meetings and one director attended 92% of meetings. Directors are expected to attend all Board meetings with only occasional absences and to prepare by reading any materials presented to them in advance of the meetings. Directors are expected to participate fully in the activities of any Board committee to which they may be elected and likewise to attend and prepare for all committee meetings. In addition to its general oversight of management, the Board of Directors performs a number of specific functions, including:

(a)	Selecting, evaluating and compensating the chief executive officer and overseeing chief executive officer succession planning

(b)	Providing counsel and oversight on the selection, evaluation, development and compensation of senior management

(c)	Reviewing, monitoring, providing counsel and, where appropriate, approving fundamental financial and business strategies and major corporate actions

(d)	Assessing major risks facing the Company and reviewing options for their mitigation

(e)

Ensuring processes are in place for maintaining the integrity of the Company with respect to its financial statements; compliance with law and ethics; relationships with customers, vendors and agents; and relationships with other interested parties

Independent directors and other non-management directors meet and communicate regularly without management participation. Non-management directors include directors who are not executive officers of the Company or otherwise employed by the Company but are not considered to be independent by virtue of a material relationship, former status, family membership or any other reason. The Lead Independent Director presides at meetings of independent directors.

Committees of the Board of Directors

The Board of Directors has established four committees to assist the Board in performing its functions: the Audit Committee, the Compensation Committee, the Governance and Nominating Committee, and the Sustainability Committee. The current charters of these committees are published on the Company’s website, www.hcigroup.com, and are mailed to shareholders on written request. The members and the chairperson of the Board committees are elected annually by the Board of Directors. Committee members attended 100% of all committee meetings during 2024 with the exception of one Compensation Committee member who attended 83% of meetings.

50	HCI Group, Inc. 2025 Proxy Statement

CORPORATE GOVERNANCE

Audit Committee

The Company has a separately designated standing Audit Committee established in accordance with the Securities and Exchange Act of 1934. The Audit Committee’s responsibilities include the following:

•	Assisting our Board of Directors in its oversight of the quality and integrity of our accounting, auditing and reporting practices

•	Overseeing the work of our internal accounting and auditing processes

•	Overseeing the implementation of new accounting standards

•	Discussing with management our processes to manage business and financial risk

•	Making appointment, compensation and retention decisions regarding the independent registered public accounting firm engaged by the Company

•	Overseeing the independent registered public accounting firm’s qualifications, performance and independence and overseeing their efforts to prepare or issue audit reports on our financial statements

•

Establishing and reviewing the adequacy of procedures for the receipt, retention and treatment of complaints received by our Company regarding accounting, internal accounting controls or auditing matters, as well as addressing confidential, anonymous submissions of concern by employees regarding questionable accounting or auditing matters

•	Reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures

•	Reviewing and discussing with management and the independent registered public accounting firm matters related to the conduct of the audit and on critical audit matters

The Audit Committee comprises three members: Wayne Burks, chair, Peter Politis and Sue Watts. Since our common shares are listed on the New York Stock Exchange, we are governed by its listing standards. Accordingly, each member of the Audit Committee meets the independence tests set forth in Section 303A.02 of the New York Stock Exchange Listing Manual and the criteria for independence set forth in Rule 10A-3(b)(1) of the Securities and Exchange Commission. The Board of Directors has determined that Mr. Burks qualifies as an Audit Committee financial expert. The Audit Committee met formally six times during 2024 and otherwise acted by unanimous written consent. The Board of Directors has adopted a written Audit Committee Charter. A current copy of the charter is available on our website www.hcigroup.com. Click “Investors” and then “Governance.”

Compensation Committee

The Compensation Committee’s responsibilities include the following:

•	Reviewing and approving the compensation programs applicable to our executive officers

•	Recommending to the Board of Directors the executive compensation programs and periodically reviewing administration policies for the programs

•

Reviewing and approving the corporate goals and objectives relevant to the compensation of the executive officers; evaluating the performance of the executive officers in light of those goals, objectives and strategies; and setting the compensation level of the executive officers based on this evaluation

•	Reviewing on a periodic basis the operation of our executive compensation programs to determine whether they are properly coordinated and achieving their intended purposes

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CORPORATE GOVERNANCE

•	Administering and making awards under the Company’s 2012 Omnibus Incentive Plan, and monitoring and supervising the administration of any other benefit plans the Company may have

•	Reviewing and approving compensation of outside directors

The Compensation Committee has the authority to determine the compensation of the named executive officers and the non-employee directors and to make equity awards under the Company’s 2012 Omnibus Incentive Plan. At least annually the Compensation Committee considers the results of the Company’s operations and its financial position and makes compensation determinations.

The Compensation Committee currently comprises two members: Sue Watts, chair, and Lauren Valiente, each of whom meets the independence tests set forth in Section 303A.02 of the New York Stock Exchange Listing Manual. The Compensation Committee met formally six times during 2024 and otherwise acted by unanimous written consent. The Board of Directors has adopted a formal Compensation Committee Charter. A current copy of the charter is available on our website, www.hcigroup.com. Click “Investors” and then “Governance.” The Compensation Committee is committed to a pay-for-performance focus and open communications with shareholders.

Governance and Nominating Committee

The functions of the Governance and Nominating Committee include the following:

•	Establishing criteria for selection of potential directors, taking into account all factors it considers appropriate

•

Identifying and selecting individuals believed to be qualified as candidates to serve on the Board and recommending candidates to the Board to stand for election as directors at the Annual Meeting of Shareholders or, if applicable, at a special meeting of the shareholders

•	Recommending members of the Board to serve on the committees of the Board

•	Advancing the Board’s commitment to diversity by identifying outstanding individuals from diverse ethnic and cultural backgrounds for consideration as possible Board members

•	Evaluating and ensuring the independence of each member of a Board committee that is required to be composed of independent directors

•	Developing and recommending to the Board a set of corporate governance principles appropriate for our Company and consistent with the applicable laws, regulations and listing requirements

•	Developing and recommending to the Board a Code of Conduct for our Company’s directors, officers and employees

•

Ensuring that the Company makes all appropriate disclosures regarding the process for nominating candidates for election to the Board, including any process for shareholder nominations, the criteria established by the committee in evaluating candidates for nomination for election to the Board, and any other disclosures required by applicable laws, regulations or listing standards

•

Reporting regularly to the Board regarding meetings of the Committee, other matters relevant to the Committee’s discharge of its responsibilities, and recommendations as the Committee may deem appropriate

The Governance and Nominating Committee currently comprises two members: Peter Politis, chair, and Gregory Politis, each of whom meets the independence tests set forth in Section 303A.02 of the New York Stock Exchange Listing Manual. The Governance and Nominating Committee met formally twice during 2024 and otherwise acted by unanimous written consent. The Board of Directors has adopted a written Governance and Nominating Committee Charter. A current copy of the charter is available on our website at www.hcigroup.com. Click “Investors” and then “Governance.”

The Governance and Nominating Committee identifies director candidates in numerous ways. Generally, the candidates are known to and recommended by members of the Board of Directors or management. In evaluating director candidates, the Governance and Nominating Committee considers a variety of attributes, criteria and factors,

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CORPORATE GOVERNANCE

including experience, skills, expertise, diversity, personal and professional integrity, character, temperament, business judgment, time availability, dedication and conflicts of interest. At a minimum, director candidates must be at least 18 years of age and have such business, financial, technological or legal experience or education to enable them to make informed decisions on behalf of the Company. The Governance and Nominating Committee has not adopted a specific policy on diversity. However, in practice it has identified and recommended individuals of diverse ethnic, cultural and business backgrounds.

The Governance and Nominating Committee will consider director candidates recommended by shareholders. Any shareholder wishing to recommend one or more director candidates should send the recommendations before November 1 of the year preceding the next Annual Meeting of Shareholders to the Secretary of the Corporation, Andrew L. Graham, 3802 Coconut Palm Drive, Tampa, Florida 33619. Each recommendation should set forth the candidate’s name, age, business address, business telephone number, residence address, and principal occupation or employment and any other attributes or factors the shareholder wishes the Committee to consider, as well as the shareholder’s name, address and telephone number and the class and number of shares held. The Committee may require the recommended candidate to furnish additional information. The secretary will forward recommendations of qualified candidates to the Governance and Nominating Committee, and those candidates will be given the same consideration as all other candidates.

A shareholder wishing to nominate an individual for election to the Board of Directors at the Annual Meeting of Shareholders rather than recommend a candidate to the Governance and Nominating Committee must comply with the advance notice requirements set forth in our bylaws. See Shareholder Proposals for Presentation at Next Year’s Annual Meeting on page 60 for further information.

Sustainability Committee

In March 2020, the Board created a Sustainability Committee to provide a greater focus and structure to carry out its oversight responsibilities on matters relating to environmental and social issues.

The functions of the Sustainability Committee include the following:

•	Providing oversight and guidance with respect to material environmental, social and other sustainability matters involving the Company

•	Receiving updates from management regarding the Company’s environmental, social and other sustainability activities

•

Reporting regularly to the Board regarding meetings of the Committee, other matters relevant to the Committee’s discharge of its responsibilities, and recommendations as the Committee may deem appropriate

•	Conducting or authorizing studies and investigations into any matter of interest or concern with respect to material environmental, social and other sustainability matters involving the Company

The Sustainability Committee is composed of three members: Anthony Saravanos, chair, Karin Coleman and Lauren Valiente. The Sustainability Committee held two meetings in 2024. The Board of Directors has adopted a written Sustainability Committee Charter. A current copy of the charter is available on our website at www.hcigroup.com. Click “Investors” and then “Governance.”

The Board recognizes that many shareholders are keenly interested in sustainability issues and the Company’s policies and actions. We are committed to providing regular updates to our shareholders on these matters.

Oversight of Environmental and Social Matters

HCI Group, Inc. is committed to operating with integrity, contributing to our community, promoting diversity in our Board and our workforce, and managing the environmental risks to the Company. In addition, we take proactive steps to secure our data and safeguard our customers’ data.

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We believe Environmental and Social oversight begins at the top. We have a Sustainability Committee, which is tasked with providing oversight and guidance with respect to material environmental, social and other sustainability matters, including the implementation of the Company’s Human Rights and Environmental Policy. Our Human Rights and Environmental Policy outlines our commitment to the environment, our employees and the community.

The following is a summary of our environmental and social policies and activities. In 2024, we have increased the disclosure of our environmental and social initiatives by publishing a dedicated portion of our webpage, available at www.hcigroup.com. At the top, select “ESG.”

Environmental

The most material environmental risk to the Company is that of extreme weather. Notably, climate change may cause an increase in the number and intensity of extreme weather events that may affect our profitability. We work to mitigate this risk by offering insurance policies with only a one-year duration and securing reinsurance from other insurance companies that indemnify us against losses we might incur as the result of catastrophic events impacting our policyholders. We do not believe the Company is directly or indirectly a substantial generator of greenhouse gas emissions.

Social

Community Contribution

We believe in enriching our community through charitable work, including volunteer opportunities for our management and employees. HCI Group contributes to charitable causes throughout our community, and our employees participate in dozens of local charities. Some examples include Paint Your Heart Out Tampa, Keeping Tampa Bay Beautiful, One Blood Florida Blood Services, Rise Against Hunger, Metropolitan Ministries, Ronald McDonald House, Tampa Hope – Homeless Shelter, and Centre for Women.

Work Environment

We adhere to a harassment prevention policy which details how to report and respond to harassment issues and prohibits any form of retaliation. This includes mandatory harassment prevention training on a yearly basis for all employees.

We are committed to paying a living wage to all of our full-time employees. We offer competitive benefits to our employees including options for health coverage and short-term and long-term disability insurance at no cost to the employee.

Additionally, our Bravo program allows employees to earn paid time off as well as cash bonuses for engaging in charitable causes, continued education and professional development activities.

At the start of the COVID pandemic, we instituted a work-from-home environment for the health and safety of our employees. We have worked exceptionally well through all of the changes in our workplace environment, and after careful deliberation, with feedback from our stakeholders, we decided to make aspects of this arrangement more permanent through the implementation of a hybrid model, incorporating flexible work schedules. The hybrid model includes employee collaboration days, where each department gathers their team on-site every quarter for additional training, development, and team building. We believe this will continue to instill our strong corporate values and culture throughout the organization while providing our employees with increased flexibility.

Diversity

We value a diverse and inclusive work environment and accordingly our workforce consists of individuals of many races, religions, and national origins. We forbid any form of discrimination based upon race, gender, religion, or ethnicity. Beginning in 2022, we have authorized June 19 as a paid holiday for all employees. Juneteenth, also called Emancipation Day, Freedom Day, Jubilee Day and Black Independence Day, commemorates the end of slavery in the United States.

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Our Board is highly diverse in terms of gender, ethnicity, culture, education and business backgrounds, and our U.S.-based workforce is approximately 62% female and 42% non-white. The graphics below do not account for our international workforce, which consists of approximately 100 employees located in Noida, India.

Access to Independent Advisors

The Board and its committees have the authority at any time to retain outside accounting, financial, compensation, recruiting, legal or other advisors. The Company will provide appropriate funding, as determined by the Board or any committee, to compensate such independent outside advisors, as well as to cover the ordinary administrative expenses incurred by the Board and its committees in carrying out their duties.

Director Attendance at Annual Meeting of Shareholders

Board members are encouraged but not required to attend the Annual Meeting of Shareholders. Eight out of ten directors attended the 2024 Annual Meeting in person.

Board of Directors Role in Risk Oversight

The Board of Directors plays a significant role in monitoring risks to the Company and directly reviews matters involving major risks. For example, the Board annually reviews the level and design of our reinsurance programs. Reinsurance is insurance we buy from other insurance companies to cover hurricanes and other catastrophes. The Board of Directors also typically approves strategic initiatives and large or unusual investments or expenditures of the Company’s resources.

Our Board of Directors oversees our cybersecurity efforts and receives an annual report on those efforts from management. We maintain policies designed to safeguard our data and the data of our customers. We have adopted a Cyber Incident Response Plan and engage in penetration testing, internal and external audits of our cybersecurity controls, and simulated cyberattack scenarios to gauge our preparedness for these situations. We also provide mandatory cybersecurity training for all employees. We carry Cyber Insurance which includes access to a Cyber Incident Response team in the case of a cyber event.

The Audit Committee, the Compensation Committee, the Governance and Nominating Committee, and the Sustainability Committee were established by the Board to assist in ensuring that material risks are identified and managed appropriately. The Board and its committees regularly review material operational, financial, compensation and compliance risks with executive management. The Audit Committee is responsible for assisting the Board of Directors in its oversight of the quality and integrity of our accounting, auditing and reporting practices, and discussing

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with management our processes to manage business and financial risk. The Compensation Committee considers risk in connection with its design of our compensation programs for our executives. The Governance and Nominating Committee regularly reviews the Company’s corporate governance structure and Board committee assignments. The Sustainability Committee reviews environmental and social issues and their associated risks. Each committee regularly reports to the full Board of Directors.

Communicating with the Board of Directors

We have established procedures by which shareholders may communicate with members of the Board of Directors, individually or as a group. Shareholders wishing to communicate with the Board of Directors or a specific member of the Board may send written communications addressed to: Board of Directors, HCI Group, Inc., c/o Andrew L. Graham, Secretary of the Corporation, 3802 Coconut Palm Drive, Tampa, Florida 33619. The mailing envelope should clearly specify the intended recipient or recipients, which may be the Board of Directors as a group or an individual member of the Board. The communication should include the shareholder’s name and the number of shares owned. Communications that are not racially, ethically or religiously offensive, commercial, pornographic, obscene, vulgar, profane, defamatory, abusive, harassing, threatening, malicious, false or frivolous in nature will be promptly forwarded to the specified members of the Board of Directors. We have also established procedures by which all interested parties (not just shareholders) may communicate directly with our non-management or independent directors as a group. Any interested party wishing to communicate with our non-management or independent directors as a group may send written communications addressed to: Board of Directors, HCI Group, Inc., c/o Andrew L. Graham, Secretary of the Corporation, 3802 Coconut Palm Drive, Tampa, Florida 33619. The mailing envelope should clearly specify the intended recipients, which may be the non-management directors or the independent directors as a group. The Secretary will promptly forward the envelope for distribution to the intended recipients.

Board Observer Program

In 2018, we established a Board Observer Program to train selected individuals in public company board operations, governance and law, among other things, and prepare them to serve on public company boards. The program also provides for us a means to identify exceptionally well qualified candidates for our Board. In considering program participants, we emphasize segments of the population that may be underrepresented on public company boards. With limited exceptions, participants receive all board materials and are invited to attend and participate in all board meetings, although they do not have voting privileges. The program has been paused since 2022.

Four participants in our Board Observer Program have served as members of our Board of Directors and one participant serves on the board of our subsidiary TypTap Insurance Group, Inc., now known as Exzeo Group, Inc.

Director Education

We engage in ongoing efforts to educate our directors on matters important to their service as directors. Our General Counsel advises each new director on fiduciary duties and securities-reporting requirements. When a director is appointed to a new committee of the Board, the General Counsel advises the committee on the role of that particular committee under law, rules and the committee’s charter.

Annual Evaluations

The Board of Directors conducts an annual evaluation to determine if the Board and its committees are functioning effectively. Likewise, each Board committee conducts an annual self-evaluation to determine if it is functioning effectively.

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Director Share Ownership Policy

We have a director share ownership policy that generally requires new directors to acquire $200,000 of the Company’s shares within five years of their initial election to the Board of Directors and then hold those shares until retirement from the Board.

CEO Share Ownership Policy

We believe ownership requirements align the interests of management and shareholders and promote a long-term focus. Under our CEO share ownership policy, the chief executive officer is required to hold shares equal in value to three times his or her base salary.

Ownership arrangements counted toward meeting the requirement include shares owned by the chief executive officer outright, shares owned jointly (or by the entireties) with the chief executive officer’s spouse, restricted shares issued to the chief executive officer by the Company and shares held for the chief executive officer in Company-sponsored plans. The chief executive officer will have five years from the date of becoming chief executive officer to meet the applicable ownership requirement.

Mr. Patel currently meets this requirement and has never sold any of his shares.

Transactions with Related Persons

Our insurance subsidiaries have reinstatement premium protection reinsurance contracts (“RPP”) with various reinsurers. For one of the RPP contracts, Oxbridge Reinsurance Limited (“Oxbridge”) participated as a subscribing reinsurer in 2024. One of the Company’s non-employee directors, Jay Madhu, serves as Oxbridge’s chairman of its board of directors and chief executive officer and is an investor in that company. Under the contracts, Oxbridge agrees to indemnify our subsidiaries for a portion of reinstatement premium which such subsidiary pays or becomes liable to pay to reinstate reinsurance protection. The $1,099 premium is paid over four installments, each of which is to be deposited into a trust account in order to fully collateralize Oxbridge’s obligations. Trust assets may be withdrawn by our subsidiaries or the trust beneficiaries in the event amounts are due under the 2024-2025 RPP contracts.

Policies for Approval or Ratification of Transactions with Related Persons

Our policy for approval or ratification of transactions with related persons is for those transactions to be reviewed and approved by a majority of disinterested directors. That policy is set forth in both our Code of Conduct (See Code of Ethics below) and our Corporate Governance Guidelines, which can be found at www.hcigroup.com. Select “Investors,” and then “Governance.” The policy provides no standards for approval. Directors apply individual judgment and discretion in deciding such matters.

Adverse Interests

We are not aware of any material proceedings in which an executive officer or director is a party adverse to the Company or has a material interest adverse to the Company.

Anti-Hedging Policy

To ensure the interests of our employees, officers and directors are aligned with the long-term interests of our shareholders, the Company has an anti-hedging policy that prohibits employees, officers and directors from directly or indirectly engaging in hedging transactions related to HCI’s securities. This includes the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, as well as the establishment of a short position in the Company’s securities.

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Code of Ethics

We have adopted a Code of Ethics applicable to all employees and directors, including our chief executive officer and chief financial officer. The Code of Ethics is available on our website at www.hcigroup.com. Select “Investors” at the top, then select “Governance” and then “Code of Conduct” under “Governance Documents.” We intend to disclose any change to or waiver from our Code of Ethics by posting such change or waiver to our website in the same section described above.

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Insider Trading Policy
We have adopted an insider trading policy governing the purchase, sale, and other dispositions of our securities by our directors, officers, and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the New York Stock Exchange listing standards. A complete copy of our insider trading policy was filed as Exhibit 19.1 to our Annual Report on Form
10-K
for the fiscal year ended December 31, 2024 filed with the SEC on February 28, 2025.
Policies and Procedures Related to the Grant of Certain Equity Awards
The Compensation Committee of the Company may grant option awards as equity incentive compensation. If granted, the timing of the awards is discretionary and not according to a set schedule or connected with a financial outcome. We do not have a formal policy regarding the timing of awards of options in relation to our disclosure of material nonpublic information. However, our Compensation Committee does not grant option awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation. During 2024, we did not grant stock options or option-like awards to any named executive officer.
Corporate Governance Guidelines
To promote effective governance of the Company, we have adopted Corporate Governance Guidelines. A current copy of our Corporate Governance Guidelines is available on our website:
www.hcigroup.com
. Select “Investor Information” at the top, then select “Corporate Governance” and then “Corporate Governance Guidelines.”

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Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 filed for the year 2024, we believe all our directors, officers and beneficial owners complied with all Section 16(a) filing requirements applicable to them with the exception of Form 4s filed one day late by Paresh Patel and Karin Coleman.

Shareholder Proposals for Presentation at Next Year’s Annual Meeting

Shareholder proposals intended to be considered for inclusion in next year’s Proxy Statement and form of proxy for presentation at the 2026 Annual Meeting of Shareholders must comply with Securities and Exchange Commission Rule 14a-8. The deadline for submitting such proposals is December 31, 2025 (120 days before the date of this year’s mailing date without regard to the year), unless the date of the 2026 Annual Meeting is more than 30 days before or after the one-year anniversary date of the 2025 Annual Meeting, in which case proposals must be submitted a reasonable time before we print our proxy materials for the 2026 Annual Meeting.

Shareholders wishing to submit proposals for the 2025 Annual Meeting outside the process of Securities and Exchange Commission Rule 14a-8 must comply with the advance notice and other provisions of Article II, Section 11 of our bylaws. To be timely, notice of the proposal must be received by the Company by March 16, 2026, unless the date of the 2026 Annual Meeting is more than 30 days before or after the one-year anniversary date of the 2025 Annual Meeting, in which case the notice must be delivered at least 45 days before the Company sends its proxy materials to shareholders for the 2026 Annual Meeting.

Address proposals to HCI Group, Inc., Attention: Andrew L. Graham, Secretary of the Corporation, 3802 Coconut Palm Drive, Tampa, Florida 33619. The specific requirements for submitting shareholder proposals are set forth in Article II, Section 11 of our bylaws.

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When and where is the meeting?

Time	3 p.m. Eastern Time
Date	Tuesday, June 10, 2025
Place	HCI Corporate Headquarters
3802 Coconut Palm Drive
Tampa, Florida 33619

What is the purpose of the meeting?

The principal purposes of the Annual Meeting are to elect three directors to the Company’s Board of Directors; ratify the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025; approve, on an advisory basis, the compensation of our named executive officers, and approve, on an advisory basis, of the frequency of votes on executive compensation. Management will be available for questions from shareholders.

When were these materials mailed?

We began mailing this Proxy Statement on or about April 29, 2025.

Who is entitled to vote at the meeting?

Shareholders of record at the close of business on the record date, April 14, 2025, are entitled to vote in person or by proxy at the Annual Meeting. In general, shareholders are entitled to one vote per common share on each matter voted upon. In an election for directors, however, shareholders are entitled to vote the number of shares they own for as many director candidates as there are directors to be elected. The Board of Directors has determined that the Board of Directors should include three Class B directorships. Accordingly, since three directors are to be elected at this Annual Meeting, in electing directors, each share held will entitle the shareholder to three votes, one per director. Shareholders may not cumulate their votes. As of April 14, 2025, there were common shares outstanding of 10,764,836.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares outstanding will constitute a quorum, permitting us to conduct the business of the meeting. Proxies received but marked as “WITHHOLD AUTHORITY” and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting but will not be counted for any other purpose. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular proposal and has not received instructions as to that proposal from the beneficial owner.

What is the difference between a shareholder of record and a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a “shareholder of record.” This Notice of Meeting and Proxy Statement has been provided directly to you by HCI Group, Inc. You may vote by ballot at the meeting or vote by proxy. To vote by proxy, sign, date and return the enclosed proxy card or follow the instructions on the proxy card for voting by telephone or internet. Alternatively, you may provide your own proxy to anyone to represent you and vote on your behalf at the meeting.

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If your shares are held for you in a brokerage, bank, or other institutional account (that is, held in “street name”), then you are not a shareholder of record. Rather, the institution is the shareholder of record and you are the “beneficial owner” of the shares. The accompanying Notice of Meeting and this Proxy Statement have been forwarded to you by that institution. If you complete and properly sign the accompanying proxy card and return it in the enclosed envelope or follow the instructions on the proxy card for voting by telephone or internet, the institution will cause your shares to be voted in accordance with your instructions. If you are a beneficial owner of shares and wish to vote in person at the Annual Meeting, then you must obtain a proxy, executed in your favor, from the shareholder of record (the institution).

How do I vote?

By Internet	By Phone	By Mail	In Person

www.proxyvote.com	Call the phone number listed on your proxy card	Follow the instructions on your proxy card	Vote by ballot at our Annual Meeting

By Ballot at the Meeting. If you are a shareholder of record and attend the Annual Meeting, you may vote in person by ballot at the Annual Meeting. To vote by ballot, you must register and confirm your shareholder status at the meeting. If the shareholder of record is a corporation, partnership, limited liability company or other entity of which you are an officer or other authorized person, then you should bring evidence of your authority to vote the shares on behalf of the entity. If your shares are held for you in a brokerage, bank, or other institutional account (that is, in “street name”), you must obtain a proxy, executed in your favor, from that institution (the shareholder of record) to vote your beneficially-owned shares by ballot at the Annual Meeting. In the election of directors (Matter No. 1), each share held by a shareholder of record will be entitled to three votes, one for each director to be elected. Your option with respect to each director will be to vote “FOR” the director or to abstain from voting. In the vote to ratify the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 (Matter No. 2), each share held by a shareholder of record will be entitled to one vote. Your options will be to vote “FOR” or “AGAINST” or to “ABSTAIN.” With respect to the advisory vote related to the compensation of our named executive officers (Matter No. 3), each share held by a shareholder of record will be entitled to one vote. Your options will be to vote “FOR” or “AGAINST” or to “ABSTAIN.” With respect to the advisory vote related to the frequency of holding an advisory vote on executive compensation (Matter No. 4), each share held by a shareholder of record will be entitled to one vote. Your options will be to vote “FOR” every year, “FOR” every two years, “FOR” every three years, or “ABSTAIN” from voting.

By Proxy. If you complete, sign, and return the accompanying proxy card or follow the instructions on the proxy card for voting by telephone or internet, then your shares will be voted as you direct. In the election of directors (Matter No. 1), your options with respect to each director are to direct a vote “FOR” or to “WITHHOLD AUTHORITY.” In the proposal to ratify the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 (Matter No. 2), your options will be to direct votes “FOR” or “AGAINST” or to direct the proxy to “ABSTAIN” from voting on that proposal. With respect to the advisory vote related to compensation of our named executive officers (Matter No. 3), your options will be to direct votes “FOR” or “AGAINST” or to “ABSTAIN” from voting on that matter. With respect to the advisory vote related to the frequency of holding an advisory vote on executive compensation (Matter No. 4), your options will be to vote “FOR” every year, “FOR” every two years, “FOR” every three years, or “ABSTAIN” from voting.

If you are a shareholder of record, then you may opt to deliver your completed proxy card in person at the Annual Meeting.

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Can I vote by telephone or internet?

Yes. If you follow the instructions on the proxy card for voting by telephone or internet, your shares will be voted as you direct.

What does it mean if I receive more than one proxy card?

When you own your shares in different ways, you will receive separate proxy cards for each mode of ownership. For example, you may own shares individually, as a joint tenant, in an individual retirement account, in trust, or in one or more brokerage accounts. You should complete, sign, and return each proxy card you receive or follow the telephone or internet instructions on each card. The instructions on each proxy card may differ. Be sure to follow the instructions on each card.

Can I change my vote or instruction?

Yes. You may follow the instructions on the proxy card to change your votes or instructions any time before midnight the day before the meeting.

In addition, if you are a shareholder of record, you may revoke your proxy any time before your shares are voted by filing with the secretary of the Company a written notice of revocation or submitting a duly executed proxy bearing a later date. If you file a notice of revocation, you may then vote (or abstain from voting) your shares in person at the Annual Meeting. If you submit a later dated proxy, then your shares will be voted in accordance with that later dated proxy. No such notice of revocation or later dated proxy, however, will be effective unless received by us at or before the Annual Meeting and before your shares have been voted at the meeting. Unless the proxy is revoked, the shares represented thereby will be voted at the Annual Meeting or any adjournment thereof as indicated on the proxy card. Sending in a proxy does not affect your right to vote in person if you attend the meeting, although attendance at the meeting will not by itself revoke a previously granted proxy.

If I submit a proxy card, how will my shares be voted?

Your shares will be voted as you instruct on the proxy card.

What happens if I submit a proxy card and do not give specific voting instructions?

If you are a shareholder of record and sign and return the proxy card without indicating your instructions, your shares will be voted in accordance with the recommendations of the Board of Directors. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, at their own discretion. As of the date this Proxy Statement went to print, we did not know of any other matter to be raised at the Annual Meeting.

If you are a beneficial owner and you sign and return your proxy card without indicating your instructions, then your broker or nominee will vote, or not vote, in accordance with the rules of the New York Stock Exchange (provided the broker or nominee is a member of the New York Stock Exchange). If a voting matter is designated by the New York Stock Exchange as “routine” then your broker or nominee may vote or not vote in its own discretion. If a voting matter is designated “non-routine” by the New York Stock Exchange, then your broker or nominee cannot vote without your instructions.

Which voting matters are considered routine or non-routine?

In general, uncontested matters and matters not involving a merger or consolidation or affecting substantially the rights or privileges of the stock are considered routine under the rules of the New York Stock Exchange. Accordingly, we expect the New York Stock Exchange will designate as routine the proposal to ratify the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 (Matter No. 2) and brokers and other nominees will be permitted to vote on that matter. On the other hand, the New York Stock Exchange views matters involving the election of directors as non-routine. Accordingly, the election of directors (Matter No. 1) the approval, on an advisory basis, of the compensation of our named executive officers (Matter No. 3), and the approval, on an advisory basis, of the frequency of holding an advisory vote on executive compensation (Matter No. 4) will be designated by the New York Stock Exchange as non-routine and brokers and other nominees will not be permitted to vote on these matters without instructions from the beneficial owner.

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What happens if I do not submit a proxy card and do not vote by telephone or internet?

If you are a shareholder of record and you neither designate a proxy nor attend the Annual Meeting, your shares will not be represented at the meeting. If you are the beneficial owner of shares held in the name of a member of the New York Stock Exchange, that member may vote in its discretion on matters deemed routine by the New York Stock Exchange. Without your instruction, the member may not vote on matters considered “non-routine.”

What are the Board’s recommendations?

The Board’s recommendations are set forth elsewhere in this Proxy Statement. In summary, the Board recommends votes:

➢	FOR election of the following nominees for director positions:

Paresh Patel

Gregory Politis

➢	FOR ratification of the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

➢	FOR approval of the advisory vote related to the compensation of our named executive officers.

➢	FOR the option of every year for the frequency of holding an advisory vote on executive compensation.

What vote is required to approve each item?

Election of directors. In the election of directors, the three highest recipients of “FOR” votes will be elected. A properly executed proxy card marked “WITHHOLD AUTHORITY” with respect to the election of one or more director nominees will not be voted with respect to the director or directors indicated, even though it will be counted for purposes of determining whether there is a quorum present at the Annual Meeting.

Ratification of appointment of independent registered public accounting firm. The proposal to ratify the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 will be approved if the number of votes for the proposal exceeds the number of votes against the proposal.

Approval, on an advisory basis, of the compensation of our named executive officers. With respect to the advisory vote related to the compensation of our named executive officers, the matter is approved if the number of votes for the proposal exceeds the number of votes against the proposal.

Approval, on an advisory basis, of the frequency of holding an advisory vote on executive compensation. With respect to the vote related to the frequency of holding an advisory vote on executive compensation, the option of one year, two years, or three years receiving the highest number of votes will become the frequency of holding an advisory vote on executive compensation.

Other Matters. We do not anticipate other matters coming to a vote at the Annual Meeting. Should any other matter be brought to a vote, the matter will be approved if the number of votes favoring the matter exceeds the number of votes opposing the matter.

How will votes be counted?

All votes will be tabulated by the secretary of the Company. We have engaged Broadridge Financial Solutions, Inc. to collect and tabulate proxy instructions. Although abstentions and broker non-votes are each included in the determination of the number of shares present, they are not counted on any matters brought before the meeting.

Who is paying for the preparation and mailing of the proxy materials and how will solicitations be made?

We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by directors, officers, or employees in person or by mail, telephone, facsimile or electronic transmission. We have requested brokerage houses and other custodians, nominees, and fiduciaries to forward soliciting material to beneficial owners and have

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agreed to reimburse those institutions for their out-of-pocket expenses. We have engaged Alliance Advisors LLC to assist with the solicitation of proxies for an estimated fee of $23,000.

Are there rules of conduct?

To ensure fair, orderly and constructive meetings, the Board of Directors has adopted the following rules of conduct for shareholder meetings.

1.	All attendees must register before entering the meeting room.

2.	The meeting will follow the schedule set forth on the agenda.

3.	Only shareholders of record as of the record date or their duly authorized representatives are entitled to vote or address the meeting.

4.	No business will come before the meeting except in compliance with Article II, Section 11 of our bylaws and its prior-notice requirements.

5.	No one may address the meeting unless called upon by the presiding officer of the meeting.

6.

Each speaker will be limited to three minutes and three questions. Questions and comments must be directly relevant to the Company’s business or operations. Questions or comments that are repetitious, relate to pending or threatened litigation, or deal with general economics, politics or public policy are prohibited.

7.	Rude, disruptive behavior is prohibited.

8.	The use of cameras, audio or video recording equipment, communications devices or similar equipment is prohibited.

9.	Attendees who violate these rules may be removed.

10.	The decisions of the presiding officer in interpreting and enforcing these rules of conduct will be final.

Forward-Looking Statements

This Proxy Statement may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “confident,” “prospects” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in the Company’s filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the Company’s business, financial condition and results of operations. HCI Group, Inc. disclaims all obligations to update any forward-looking statements.

HCI Group, Inc. 2025 Proxy Statement	65

APPENDIX A: Reconciliation of Non-GAAP Financial Measures

Earnings before interest and taxes (EBIT) is a financial measurement not recognized in accordance with generally accepted accounting principles (GAAP) in the United States of America and should not be viewed as an alternative to GAAP measures of performance. It excludes from net income or loss 1) interest expense, and 2) income tax expense, or income tax benefit in the case of a net loss. HCI believes this financial measurement is a preferable gauge of operating profit. A reconciliation of EBIT to GAAP net income/loss is provided below.

(in millions)	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024

EBIT	$116.9	$57.9	$1.1	$45.0	$49.1	$48.6	$17.6	($60.6)	$128.8	$186.7

Interest Expense	(10.7)	(11.1)	(16.7)	(18.1)	(13.0)	(11.7)	(6.4)	(7.8)	(11.1)	(13.3)

Income Tax (expense) benefit	(40.3)	(17.8)	(8.7)	(9.2)	(9.5)	(9.3)	(4.0)	13.8	(28.4)	(45.8)

Net Income (loss)	$65.9	$29.0	$(6.9)	$17.7	$26.6	$27.6	$7.2	($54.6)	$89.3	$127.6

HCI Group, Inc. 2025 Proxy Statement	A-1

HCI GROUP, INC. 3802 COCONUT PALM DRIVE TAMPA, FL 33619 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M.Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY For All Withhold All For All Except The Board of Directors recommends you vote FOR the following: 1. To elect Class B Directors Nominees 01) Paresh Patel 02) Gregory Politis The Board of Directors recommends you vote FOR proposals 2 and 3. 2. Ratification of the appointment of Forvis Mazars, LLP as independent registered public accounting firm for fiscal 2025. 3. Approval, on an advisory basis, of the compensation of the named executive officers. The Board of Directors recommends you vote for 1 YEAR on proposal 4. 4. Approval, on an advisory basis, of the frequency of votes on executive compensation. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For Against Abstain 1 year 2 years 3 years Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000673341_1 R1.0.0.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com HCI GROUP, INC. Annual Meeting of Shareholders June 10, 2025 3:00 PM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Paresh Patel and Andrew L. Graham, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HCI GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 3:00 PM, EDT on June 10, 2025, in the 1st Floor Auditorium of its headquarters at 3802 Coconut Palm Drive, Tampa, FL 33619, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side 0000673341_2 R1.0.0.2